                                                                EXHIBIT (17)(f)



                             THE EQUITY PORTFOLIOS
                                 SERVICE CLASS

     The PNC(R) Fund (the "Fund") consists of twenty-five investment portfolios. This Prospectus relates to nine classes of shares (the "Service Shares" or "Shares") representing interests in nine of those portfolios (collectively, the "Portfolios") which offer investors a range of long-term investment opportunities with the following objectives:

          VALUE EQUITY PORTFOLIO--to seek long-term capital appreciation. It pursues this objective by investing primarily in common stocks and securities convertible into common stocks which the investment adviser believes are undervalued.

          GROWTH EQUITY PORTFOLIO--to seek long-term growth of capital and secondarily to achieve current income and dividend growth potential. It pursues this objective by investing primarily in equity securities with earnings growth potential.

          SMALL CAP GROWTH EQUITY PORTFOLIO--to seek long-term capital appreciation. It pursues this objective by investing primarily in a diversified portfolio of equity and equity-related securities of small capitalization growth companies. Any income received is incidental to the objective of capital appreciation.

          CORE EQUITY PORTFOLIO--seeking long-term growth of capital and secondarily dividend growth. It pursues this objective primarily by investing in a diversified portfolio of equity securities with reasonable value and above average potential for dividend and earnings growth.

          INDEX EQUITY PORTFOLIO--seeking to duplicate the capital performance and dividend income of the Standard & Poor's 500(R) Composite Stock Price Index (the "S&P 500 Index"). It pursues this objective by investing substantially in common stocks included in the S&P 500 Index.

          SMALL CAP VALUE EQUITY PORTFOLIO--seeking to maximize capital appreciation. It pursues this objective by investing primarily in common stocks and securities convertible into common stocks. Any income received is incidental to the objective of capital appreciation. Seeking to maximize capital appreciation means seeking to equal or exceed the capital appreciation of smaller-capitalized organizations' common stock and securities convertible into common stocks.

          INTERNATIONAL EQUITY PORTFOLIO--to provide long-term capital appreciation. It pursues this objective by investing primarily in equity securities of issuers in those countries included in the MSCI Europe, Australia and Far East Index ("EAFE").

          INTERNATIONAL EMERGING MARKETS PORTFOLIO--to seek long-term capital appreciation. It pursues this objective by investing primarily in equity securities in emerging country markets.

          BALANCED PORTFOLIO--to achieve total return through a combination of long-term growth of capital and current income consistent with preservation of capital. It pursues this objective by making diversified investments primarily in common and preferred stocks, debt securities, preferred stocks and debt securities convertible into common stocks and government, corporate, bank and commercial obligations.

     Service Shares are sold by the Fund's distributor to institutional investors ("Institutions") acting on behalf of their customers ("Customers"). These Customers, which may include individuals, trusts, partnerships and corporations, must maintain accounts (such as custody, trust or escrow accounts) with the Institutions. Service Shares are sold and redeemed at net asset value without any purchase or redemption charge imposed by the Fund, although the Institutions may receive compensation from the Fund for providing various shareholder services and may charge their customer accounts for services provided in connection with the purchase or redemption of Shares.

     This Prospectus contains information that a prospective investor needs to know before investing. Please keep it for future reference. A Statement of Additional Information currently dated January 30, 1995 has been filed with the Securities and Exchange Commission (the "SEC"). The current Statement of Additional Information may be obtained free of charge from the Fund by calling
(800) 422-6538. The Statement of Additional Information, as it may be supplemented from time to time, is incorporated by reference in this Prospectus.
--------------------------------------------------------------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, PNC BANK, NATIONAL ASSOCIATION OR ANY OTHER BANK AND SHARES ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENTS IN SHARES OF THE FUND INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED.
--------------------------------------------------------------------------------
PROSPECTUS                                                      January 30, 1995

INTRODUCTION
--------------------------------------------------------------------------------

     The Fund is an open-end management investment company which has registered shares in 25 investment portfolios, nine of which are included in this Prospectus.

PORTFOLIO MANAGEMENT

     PNC Institutional Management Corporation ("PIMC") serves as the Fund's investment adviser. Provident Capital Management, Inc. ("PCM") serves as sub-adviser to the Value Equity, Small Cap Value Equity, International Equity and International Emerging Markets Portfolios, and PNC Bank, National Association ("PNC Bank") serves as sub-adviser to the Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity and Balanced Portfolios. The investment adviser and the sub-advisers are indirect wholly-owned subsidiaries of PNC Bank Corp.

THE ADMINISTRATORS

     PFPC Inc. ("PFPC") and Provident Distributors, Inc. ("PDI") serve as the Fund's administrators (collectively, the "Administrators").

THE DISTRIBUTOR

     Provident Distributors, Inc. (the "Distributor") serves as the Fund's distributor.

                                 EXPENSE TABLE

ANNUAL FUND OPERATING EXPENSES FOR SERVICE SHARES AFTER FEE WAIVERS AS A PERCENTAGE OF DAILY NET ASSETS

                                              SMALL                                  SMALL                    INTER-
                                               CAP                                    CAP        INTER-      NATIONAL
                    VALUE       GROWTH       GROWTH        CORE         INDEX        VALUE      NATIONAL     EMERGING
                   EQUITY       EQUITY       EQUITY       EQUITY       EQUITY       EQUITY       EQUITY      MARKETS     BALANCED
                  PORTFOLIO    PORTFOLIO    PORTFOLIO    PORTFOLIO    PORTFOLIO    PORTFOLIO    PORTFOLIO    PORTFOLIO   PORTFOLIO
                  ---------    ---------    ---------    ---------    ---------    ---------    ---------    --------    --------
Advisory
  fees(1)......        .43%         .43%          .48%        .43%         .05%          .53%         .63%      1.00 %       .43%
Other operating
  expenses.....        .55          .55           .55         .55          .43           .53          .65       1.08         .55
                       ---          ---           ---         ---          ---           ---          ---        ---         ---
 Administration
    fees(1)....   .19          .16           .16         .16          .02           .15          .18        .05         .11
  Service
    Fees(1)....   .15          .15           .15         .15          .15           .15          .15        .15         .15
  Other
    expenses...   .21          .24           .24         .24          .26           .23          .32        .88         .29
                  ---          ---           ---         ---          ---           ---          ---        ---         ---
Total fund
  operating
  expenses.....        .98%         .98%         1.03%        .98%         .48%         1.06%        1.28%      2.08 %       .98%
                       ===          ===           ===         ===          ===          ====         ====       ====         ===

------------------

(1) Advisory fees are net of waivers of .12%, .12%, .07%, .12%, .15%, .02%,
    .12%, .25% and .12% and administration fees are net of waivers of .01%, .04%, .04%, .04%, .18%, .05%, .02%, .15% and .09% for the Value Equity,
    Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity, International Equity, International Emerging Markets and Balanced Portfolios, respectively. PIMC and the Administrators are under no obligation to waive or continue waiving such fees, but have informed the Fund that they expect to waive or continue waiving such fees as necessary to maintain the Portfolios' total operating expenses during the current fiscal year at the levels set forth in the table. The expenses noted above under "Other expenses" are estimated based on the level of such expenses for the Fund's most recent fiscal year.

EXAMPLE

     An investor in Service Shares would pay the following expenses on a $1,000 investment in Shares of each of the Portfolios, assuming (1) 5% annual return, and (2) redemption at the end of each time period:

                                                 ONE YEAR     THREE YEARS     FIVE YEARS     TEN YEARS
                                                 --------     -----------     ----------     ---------
Value Equity.................................      $ 10           $31            $ 54          $ 120
Growth Equity................................        10            31              54            120
Small Cap Growth Equity......................        11            34              58            129
Core Equity..................................        10            31              54            120
Index Equity.................................         5            15              27             60
Small Cap Value Equity.......................        11            34              58            129
International Equity.........................        13            41              70            155
International Emerging Markets...............        21            65
Balanced.....................................        10            31              54            120

     The foregoing Expense Table and Example are intended to assist investors in understanding the Portfolios' estimated operating expenses. Investors bear these expenses either directly or indirectly. The information in the table for the Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity, International Equity and Balanced Portfolios is based on the advisory fees, administration fees and other expenses payable after fee waivers with respect to the particular Portfolios for the fiscal year ended September 30, 1994, as restated to include fees relating to the Service Plan and fees for other shareholder support activities borne by Service Shares and to reflect revised fee waivers. The table also estimates fees, expenses, waivers and assets for the International Emerging Markets Portfolio for the current fiscal year. Total operating expenses would have been: 1.11%, 1.14%, 1.14%, 1.14%, .81%, 1.13%, 1.42%, 2.48% and 1.19% for Service Shares of the Value
Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity, International Equity, International Emerging Markets and Balanced Portfolios, respectively, without such fee waivers and with fees relating to the Service Plan and fees for other shareholder support activities. See Footnote 1 to the Expense Table, "Financial Highlights--Background," "Management," "Distribution of Shares," "How to Purchase Shares" and "Description of Shares" for a further description of shareholder transaction expenses and operating expenses.

THE EXAMPLE SHOWN ABOVE SHOULD NOT BE CONSIDERED A REPRESENTATION OF FUTURE INVESTMENT RETURN OR OPERATING EXPENSES. ACTUAL INVESTMENT RETURN AND OPERATING EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN.

CERTAIN RISK FACTORS TO CONSIDER

     An investment in any of the Portfolios is subject to certain investment considerations. As with other mutual funds, there can be no assurance that any Portfolio will achieve its investment objective. Some or all of the Portfolios may: acquire and hold equity securities, mortgage-related securities, warrants, foreign securities and illiquid securities; enter into repurchase and reverse repurchase agreements; lend portfolio securities to third parties; and enter into futures contracts and options and forward currency exchange contracts. These and the other investment practices set forth below and their associated risks deserve careful consideration by investors. Certain of the risks associated with international investments are heightened with respect to investments in emerging markets. See "Investment Policies," "Investment Policies--International Equity Portfolio--Special Risk Considerations" and "Investment Policies--International Emerging Markets Portfolio--Special Risk Considerations."

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

                                   BACKGROUND

     The Fund currently offers four classes of shares in each Portfolio--Service, Series A Investor, Series B Investor and Institutional Shares. Service, Series A Investor, Series B Investor and Institutional Shares in a Portfolio represent equal pro rata interests in such Portfolio, except that they bear different expenses which reflect the difference in the range of services provided to them. Under the Fund's Service Plan, Service Shares bear the expense of fees at an annual rate not to exceed .15% of the average daily net asset value of each Portfolio's outstanding Service Shares. Service Shares also bear the expense of a service fee at an annual rate not to exceed .15% of the average daily net asset value of each Portfolio's outstanding Service Shares for other shareholder support activities provided by service organizations. See "Management--Shareholder Servicing" for a description of the Service Plan and shareholder support activities. Series A Investor Shares bear the expense of the Fund's Distribution and Service Plan at an annual rate not to exceed .55% of the average daily net asset value of each Portfolio's outstanding Series A Investor Shares. Series B Investor Shares bear the expense of the Fund's Series B Distribution Plan and Series B Service Plan at annual rates not to exceed .75% and .25%, respectively, of the average daily net asset value of each Portfolio's outstanding Series B Investor Shares. See "Description of Shares" for a description of the Distribution and Service Plan, the Series B Distribution Plan and the Series B Service Plan. Institutional Shares bear no shareholder servicing or distribution fees.

     During periods in which fees relating to the Service Plan and shareholder support activities and to the Distribution and Service Plan were not charged to a Portfolio's Service Shares or Series A Investor Shares, respectively, the financial data in the tables below pertaining to Service Shares or Series A Investor Shares of such Portfolio are identical to the financial data relating to Institutional Shares of the Portfolio for such periods or to what such financial data would have been had Institutional Shares in the Portfolio been outstanding for such periods (except, in each case, for the number of Service and Series A Investor Shares outstanding).

     The SEC requires that this Prospectus contain Financial Highlights for each class of each Portfolio described herein. No Series B Investor Shares of the Portfolios were issued during the year ended September 30, 1994.

     The financial data included in the tables below has been derived from the financial statements incorporated by reference in the Statement of Additional Information and has been audited by Coopers & Lybrand, L.L.P., the Fund's independent accountants. This financial data should be read in conjunction with such financial statements. Further information about the performance of the Portfolios is available in the annual report to shareholders. Both the Statement of Additional Information and the annual report to shareholders may be obtained from the Fund free of charge by calling the number on the front cover of this Prospectus.

                                THE PNC(R) FUND

                              FINANCIAL HIGHLIGHTS
                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                                       VALUE EQUITY PORTFOLIO
                                                                   --------------------------------------------------------------
                                                                          INSTITUTIONAL CLASS                   SERVICE CLASS
                                                                   ----------------------------------       ---------------------
                                                                                             FOR THE                     FOR THE
                                                                                              PERIOD                      PERIOD
                                                                     YEAR         YEAR       4/20/92(1)       YEAR       7/29/93(1)
                                                                    ENDED        ENDED       THROUGH         ENDED       THROUGH
                                                                   9/30/94      9/30/93      9/30/92        9/30/94      9/30/93
                                                                   --------     --------     --------       --------     --------
Net asset value at beginning of period.........................    $  11.68     $   9.78     $  10.00       $  11.68     $ 11.21
                                                                   --------     --------     --------       --------     --------
Income from investment operations
   Net investment income.......................................        0.27         0.22         0.12           0.25        0.04
   Net gain (loss) on investments (both realized
     and unrealized)...........................................        0.16         1.91        (0.24)          0.16        0.48
                                                                   --------     --------     --------       --------     --------
       Total from investment operations........................        0.43         2.13         (.12)          0.41        0.52
                                                                   --------     --------     --------       --------     --------
Less distributions
   Distributions from net investment income....................       (0.27)       (0.23)       (0.10)         (0.25)      (0.05)
   Distributions from net realized capital gains...............       (0.22)          --           --          (0.22)         --
                                                                   --------     --------     --------       --------     --------
       Total distributions.....................................       (0.49)       (0.23)       (0.10)         (0.47)      (0.05)
                                                                   --------     --------     --------       --------     --------
Net asset value at end of period...............................    $  11.62     $  11.68     $   9.78       $  11.62     $ 11.68
                                                                   ========     ========     ========       ========     =======
Total return...................................................        3.76%       21.92%       (1.19)%         3.51%       4.64%
Ratios/Supplemental data
   Net assets at end of period (in thousands)..................    $577,996     $432,776     $322,806       $105,035     $23,137
   Ratios of expenses to average net assets
     After advisory/administration fee waivers.................        0.65%        0.80%        0.85%(2)       0.90%       0.91%(2)
     Before advisory/administration fee waivers................        0.81%        0.83%        0.85%(2)       1.06%       0.94%(2)
   Ratios of net investment income to average net assets
     After advisory/administration fee waivers.................        2.44%        2.07%        2.62%(2)       2.24%       2.44%(2)
     Before advisory/administration fee waivers................        2.28%        2.04%        2.62%(2)       2.08%       2.41%(2)
Portfolio turnover rate........................................          11%          11%          13%            11%         11%


                                                                      VALUE EQUITY PORTFOLIO
                                                                 --------------------------------
                                                                     SERIES A INVESTOR CLASS
                                                                 --------------------------------
                                                                                         FOR THE
                                                                                          PERIOD
                                                                  YEAR        YEAR       5/02/92(1)
                                                                  ENDED       ENDED      THROUGH
                                                                 9/30/94     9/30/93     9/30/92
                                                                 -------     -------     --------
Net asset value at beginning of period.........................  $ 11.69     $ 9.78       $10.00
                                                                 -------     -------     --------
Income from investment operations
   Net investment income.......................................     0.23       0.22         0.12
   Net gain (loss) on investments (both realized
     and unrealized)...........................................     0.15       1.91        (0.24)
                                                                 -------     -------     --------
       Total from investment operations........................     0.38       2.13        (0.12)
                                                                 -------     -------     --------
Less distributions
   Distributions from net investment income....................    (0.23)     (0.22)       (0.10)
   Distributions from net realized capital gains...............    (0.22)        --           --
                                                                 -------     -------     --------
       Total distributions.....................................    (0.45)     (0.22)       (0.10)
                                                                 -------     -------     --------
Net asset value at end of period...............................  $ 11.62     $11.69       $ 9.78
                                                                 =======     =======     ========
Total return...................................................     3.32%(3)  21.95%(3)    (1.19)%(3)
Ratios/Supplemental data
   Net assets at end of period (in thousands)..................  $10,412     $4,865       $   16
   Ratios of expenses to average net assets
     After advisory/administration fee waivers.................     1.05%      0.92%        0.85%(2)
     Before advisory/administration fee waivers................     1.21%      0.95%        0.85%(2)
   Ratios of net investment income to average net assets
     After advisory/administration fee waivers.................     2.08%      1.96%        2.62%(2)
     Before advisory/administration fee waivers................     1.92%      1.93%        2.62%(2)
Portfolio turnover rate........................................       11%        11%          13%

-------------
(1) Commencement of operations.

(2) Annualized.

(3) Sales load not reflected in total return.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                               GROWTH EQUITY PORTFOLIO
                                                 -------------------------------------------------------------------------------
                                                                                                                   SERVICE
                                                                    INSTITUTIONAL CLASS                             CLASS
                                                 ---------------------------------------------------------   -------------------
                                                                                                FOR THE                 FOR THE
                                                                                                 PERIOD                  PERIOD
                                                YEAR         YEAR        YEAR        YEAR       11/1/89(1)    YEAR      7/28/93(1)
                                                ENDED       ENDED        ENDED       ENDED      THROUGH       ENDED     THROUGH
                                               9/30/94     9/30/93      9/30/92     9/30/91     9/30/90      9/30/94    9/30/93
                                               -------     --------     -------     -------     --------     -------    --------
Net asset value at beginning of period.......  $ 11.58     $   9.92     $ 10.28     $  9.98     $ 10.00      $ 11.57     $10.54
                                               -------     --------     -------     -------     --------     -------    --------
Income from investment operations
   Net investment income.....................     0.06         0.06        0.21        0.24        0.31         0.03         --
   Net gain (loss) on investments (both
     realized and unrealized)................    (1.34)        2.07        0.30        1.51       (0.26)       (1.32)      1.03
                                               -------     --------     -------     -------     --------     -------    --------
       Total from investment operations......    (1.28)        2.13        0.51        1.75        0.05        (1.29)      1.03
                                               -------     --------     -------     -------     --------     -------    --------
Less distributions
   Distributions from net investment
     income..................................    (0.01)       (0.07)      (0.37)      (0.32)      (0.07)          --         --
   Distributions from capital................       --        (0.01)         --          --          --           --         --
   Distributions from net realized capital
     gains...................................    (0.10)       (0.39)      (0.50)      (1.13)         --        (0.10)        --
                                               -------     --------     -------     -------     --------     -------    --------
       Total distributions...................    (0.11)       (0.47)      (0.87)      (1.45)      (0.07)       (0.10)        --
                                               -------     --------     -------     -------     --------     -------    --------
Net asset value at end of period.............  $ 10.19     $  11.58     $  9.92     $ 10.28     $  9.98      $ 10.18     $11.57
                                               =======     ========     =======     =======     ========     =======    ========
Total return.................................   (11.14)%      22.18%       4.98%      19.47%       0.40%      (11.20)%     9.77%
Ratios/Supplemental data
   Net assets at end of period (in
     thousands)..............................  $97,834     $100,049     $58,372     $54,912     $39,790      $36,752     $8,606
   Ratios of expenses to average net assets
     After advisory/administration fee
       waivers...............................     0.65%        0.81%       0.85%       0.85%       0.85%(2)     0.90%      0.89%(2)
     Before advisory/administration fee
       waivers...............................     0.89%        0.87%       0.86%       0.91%       0.88%(2)     1.14%      0.95%(2)
   Ratios of net investment income to average
     net assets
     After advisory/administration fee
       waivers...............................     0.62%        0.50%       2.07%       2.59%       2.75%(2)     0.51%     (0.03)%(2)
     Before advisory/administration fee
       waivers...............................     0.38%        0.44%       2.06%       2.53%       2.72%(2)     0.26%     (0.09)%(2)
Portfolio turnover rate......................      212%         175%        162%        211%        149%         212%       175%

                                                      GROWTH EQUITY PORTFOLIO
                                                 ----------------------------------
                                                      SERIES A INVESTOR CLASS
                                                 ----------------------------------
                                                                         FOR THE
                                                                          PERIOD
                                                  YEAR        YEAR       3/14/92(1)
                                                  ENDED       ENDED      THROUGH
                                                 9/30/94     9/30/93     9/30/92
                                                 -------     -------     --------
Net asset value at beginning of period.......    $11.57      $ 9.92       $10.09
                                                 -------     -------     --------
Income from investment operations
   Net investment income.....................      0.02        0.02         0.08
   Net gain (loss) on investments (both
     realized and unrealized)................     (1.33)       2.10        (0.10)
                                                 -------     -------     --------
       Total from investment operations......     (1.31)       2.12        (0.02)
                                                 -------     -------     --------
Less distributions
   Distributions from net investment
     income..................................        --       (0.07)       (0.15)
   Distributions from capital................        --       (0.01)          --
   Distributions from net realized capital
     gains...................................     (0.10)      (0.39)          --
                                                 -------     -------     --------
       Total distributions...................     (0.10)      (0.47)       (0.15)
                                                 -------     -------     --------
Net asset value at end of period.............    $10.16      $11.57        $9.92
                                                 =======     =======     ========
Total return.................................    (11.38)%(3)  22.08%(3)    (0.17)%(3)
Ratios/Supplemental data
   Net assets at end of period (in
     thousands)..............................    $5,049      $2,362         $239
   Ratios of expenses to average net assets
     After advisory/administration fee
       waivers...............................      1.05%       0.91%        0.85%(2)
     Before advisory/administration fee
       waivers...............................      1.29%       0.97%        0.86%(2)
   Ratios of net investment income to average
     net assets
     After advisory/administration fee
       waivers...............................      0.29%       0.18%        2.07%(2)
     Before advisory/administration fee
       waivers...............................      0.05%       0.12%        2.06%(2)
Portfolio turnover rate......................       212%        175%         162%

-------------
(1) Commencement of operations.

(2) Annualized.

(3) Sales load not reflected in total return.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                                       SMALL CAP GROWTH EQUITY PORTFOLIO
                                                                           -------------------------------------------------------
                                                                              INSTITUTIONAL CLASS            SERVICE CLASS
                                                                           --------------------------   --------------------------
                                                                                     FOR THE PERIOD                 FOR THE PERIOD
                                                                          YEAR          9/14/93(1)       YEAR          9/15/93(1)
                                                                          ENDED         THROUGH          ENDED         THROUGH
                                                                         9/30/94        9/30/93         9/30/94        9/30/93
                                                                         -------     --------------     -------     --------------
Net asset value at beginning of period...............................    $ 10.47        $  10.00        $ 10.47         $ 9.96
                                                                         -------          ------        -------          -----
Income from investment operations
   Net investment income.............................................       0.03              --           0.01             --
   Net gain (loss) on investments (both realized and unrealized).....      (0.33)           0.47          (0.34)          0.51
                                                                         -------          ------        -------          -----
       Total from investment operations..............................      (0.30)           0.47          (0.33)          0.51
                                                                         -------          ------        -------          -----
Less distributions
   Distributions from net investment income..........................      (0.01)             --             --             --
   Distributions from net realized capital gains.....................         --              --             --             --
                                                                         -------          ------        -------          -----
       Total distributions...........................................      (0.01)             --             --             --
                                                                         -------          ------        -------          -----
Net asset value at end of period.....................................    $ 10.16        $  10.47        $ 10.14         $10.47
                                                                         =======        ========        =======         ======
Total return.........................................................      (2.89)%          4.70%         (3.12)%         5.12%
Ratios/Supplemental data
   Net assets at end of period (in thousands)........................    $65,612        $ 11,310        $22,648         $  911
   Ratios of expenses to average net assets
     After advisory/administration fee waivers.......................       0.48%           0.73%(2)       0.71%          0.99%(2)
     Before advisory/administration fee waivers......................       1.04%           1.42%(2)       1.27%          1.68%(2)
   Ratios of net investment income to average net assets
     After advisory/administration fee waivers.......................       0.45%          (0.11)%(2)      0.21%         (0.34)%(2)
     Before advisory/administration fee waivers......................      (0.10)%         (0.80)%(2)     (0.34)%        (1.03)%(2)
Portfolio turnover rate..............................................         89%              9%            89%             9%

                                                                           SMALL CAP GROWTH EQUITY PORTFOLIO
                                                                           ---------------------------------
                                                                                SERIES A INVESTOR CLASS
                                                                           --------------------------------
                                                                                          FOR THE PERIOD
                                                                               YEAR          9/15/93(1)
                                                                               ENDED         THROUGH
                                                                              9/30/94        9/30/93
                                                                              -------     --------------
Net asset value at beginning of period..................................      $10.47          $ 9.96
                                                                              -------          -----
Income from investment operations
   Net investment income................................................          --              --
   Net gain (loss) on investments (both realized and unrealized)........       (0.35)           0.51
                                                                              -------          -----
       Total from investment operations.................................       (0.35)           0.51
                                                                              -------          -----
Less distributions
   Distributions from net investment income.............................          --              --
   Distributions from net realized capital gains........................          --              --
                                                                              -------          -----
       Total distributions..............................................          --              --
                                                                              -------          -----
Net asset value at end of period........................................      $10.12          $10.47
                                                                              ======          ======
Total return............................................................       (3.33)%(3)       5.12%(3)
Ratios/Supplemental data
   Net assets at end of period (in thousands)...........................      $1,620          $   41
   Ratios of expenses to average net assets
     After advisory/administration fee waivers..........................        0.86%           1.13%(2)
     Before advisory/administration fee waivers.........................        1.42%           1.82%(2)
   Ratios of net investment income to average net assets
     After advisory/administration fee waivers..........................        0.07%          (0.48)%(2)
     Before advisory/administration fee waivers.........................       (0.49)%         (1.17)%(2)
Portfolio turnover rate.................................................          89%              9%

-------------
(1) Commencement of operations.

(2) Annualized.

(3) Sales load not reflected in total return.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                                         CORE EQUITY PORTFOLIO
                                                                     ----------------------------------------------------------
                                                                        INSTITUTIONAL CLASS                SERVICE CLASS
                                                                     --------------------------       -------------------------
                                                                                 FOR THE PERIOD                  FOR THE PERIOD
                                                                      YEAR          9/13/93(1)         YEAR      9/15/93(1)
                                                                      ENDED         THROUGH            ENDED        THROUGH
                                                                     9/30/94        9/30/93           9/30/94       9/30/93
                                                                     -------     --------------       -------    --------------
Net asset value at beginning of period.............................  $  9.97        $  10.00          $  9.97        $10.00
                                                                     -------          ------          -------         -----
Income from investment operations
   Net investment income...........................................     0.22            0.01             0.19            --
   Net gain (loss) on investments (both realized and unrealized)...    (0.04)          (0.04)           (0.04)        (0.03)
                                                                     -------          ------          -------         -----
       Total from investment operations............................     0.18           (0.03)            0.15         (0.03)
                                                                     -------          ------          -------         -----
Less distributions
   Distributions from net investment income........................    (0.23)             --            (0.20)           --
   Distributions from net realized capital gains...................       --              --               --            --
                                                                     -------          ------          -------         -----
       Total distributions.........................................    (0.23)             --            (0.20)           --
                                                                     -------          ------          -------         -----
Net asset value at end of period...................................  $  9.92        $   9.97          $  9.92        $ 9.97
                                                                     =======        ========          =======        ======
Total return.......................................................     1.79%           (.30)%           1.55%         (.30)%
Ratios/Supplemental data
   Net assets at end of period (in thousands)......................  $48,123        $ 69,268          $49,293        $  704
   Ratios of expenses to average net assets
     After advisory/administration fee waivers.....................     0.65%           0.65%(2)         0.90%         0.90%(2)
     Before advisory/administration fee waivers....................     0.93%           0.87%(2)         1.18%         1.12%(2)
   Ratios of net investment income to average net assets
     After advisory/administration fee waivers.....................     2.11%           2.17%(2)         1.96%         1.92%(2)
     Before advisory/administration fee waivers....................     1.82%           1.95%(2)         1.68%         1.70%(2)
Portfolio turnover rate............................................       88%              2%              88%            2%


                                                                         CORE EQUITY PORTFOLIO
                                                                         ----------------------
                                                                               SERIES A
                                                                            INVESTOR CLASS
                                                                            --------------
                                                                            FOR THE PERIOD
                                                                              10/13/93(1)
                                                                               THROUGH
                                                                               9/30/94
                                                                            --------------
Net asset value at beginning of period.....................................     $ 9.96
                                                                                 -----
Income from investment operations
   Net investment income...................................................       0.18
   Net gain (loss) on investments (both realized and unrealized)...........      (0.03)
                                                                                 -----
       Total from investment operations....................................       0.15
                                                                                 -----
Less distributions
   Distributions from net investment income................................      (0.19)
   Distributions from net realized capital gains...........................         --
                                                                                 -----
       Total distributions.................................................      (0.19)
                                                                                 -----
Net asset value at end of period...........................................     $ 9.92
                                                                                ======
Total return...............................................................       1.54%(3)
Ratios/Supplemental data
   Net assets at end of period (in thousands)..............................     $  601
   Ratios of expenses to average net assets
     After advisory/administration fee waivers.............................       1.05%(2)
     Before advisory/administration fee waivers............................       1.34%(2)
   Ratios of net investment income to average net assets
     After advisory/administration fee waivers.............................       1.89%(2)

     Before advisory/administration fee waivers............................       1.60%(2)
Portfolio turnover rate....................................................         88%


-------------
(1) Commencement of operations.

(2) Annualized.

(3) Sales load not reflected in total return.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                                       INDEX EQUITY PORTFOLIO
                                                                    -------------------------------------------------------------
                                                                           INSTITUTIONAL CLASS                  SERVICE CLASS
                                                                    ----------------------------------       --------------------
                                                                                              FOR THE                    FOR THE
                                                                                               PERIOD                     PERIOD
                                                                      YEAR         YEAR       4/20/92(1)       YEAR      7/29/93(1)
                                                                     ENDED        ENDED       THROUGH         ENDED      THROUGH
                                                                    9/30/94      9/30/93      9/30/92        9/30/94     9/30/93
                                                                    --------     --------     --------       -------     --------
Net asset value at beginning of period..........................    $  11.02     $  10.06     $  10.00       $ 11.02     $ 10.76
                                                                    --------     --------     --------       -------     --------
Income from investment operations
   Net investment income........................................        0.31         0.27         0.13          0.29        0.05
   Net gain (loss) on investments (both realized and
     unrealized)................................................        0.03         0.97         0.03          0.02        0.29
                                                                    --------     --------     --------       -------     --------
       Total from investment operations.........................        0.34         1.24         0.16          0.31        0.34
                                                                    --------     --------     --------       -------     --------
Less distributions
   Distributions from net investment income.....................       (0.32)       (0.28)       (0.10)        (0.29)      (0.08)
   Distributions from net realized capital gains................       (0.11)          --           --         (0.11)         --
                                                                    --------     --------     --------       -------     --------
       Total distributions......................................       (0.43)       (0.28)       (0.10)        (0.40)      (0.08)
                                                                    --------     --------     --------       -------     --------
Net asset value at end of period................................    $  10.93     $  11.02     $  10.06       $ 10.93     $ 11.02
                                                                    ========     ========     ========       =======     =======
Total return....................................................        3.07%       12.40%        1.62%         2.78%       3.16%
Ratios/Supplemental data
   Net assets at end of period (in thousands)...................    $147,746     $186,163     $175,888       $27,376     $12,441
   Ratios of expenses to average net assets
     After advisory/administration fee waivers..................        0.15%        0.40%        0.45%(2)      0.40%       0.41%(2)
     Before advisory/administration fee waivers.................        0.52%        0.52%        0.64%(2)      0.77%       0.53%(2)
   Ratios of net investment income to average net assets
     After advisory/administration fee waivers..................        2.72%        2.46%        2.85%(2)      2.49%       3.04%(2)
     Before advisory/administration fee waivers.................        2.35%        2.34%        2.66%(2)      2.12%       2.92%(2)
Portfolio turnover rate.........................................          17%           8%          23%           17%          8%


                                                                      INDEX EQUITY PORTFOLIO
                                                                  --------------------------------
                                                                      SERIES A INVESTOR CLASS
                                                                  --------------------------------
                                                                                          FOR THE
                                                                                           PERIOD
                                                                   YEAR        YEAR       6/02/92(1)
                                                                   ENDED       ENDED      THROUGH
                                                                  9/30/94     9/30/93     9/30/92
                                                                  -------     -------     --------
Net asset value at beginning of period..........................  $11.02      $10.06       $10.07
                                                                  -------     -------     --------
Income from investment operations
   Net investment income........................................    0.25        0.27         0.10
   Net gain (loss) on investments (both realized and
     unrealized)................................................    0.04        0.96        (0.01)
                                                                  -------     -------     --------
       Total from investment operations.........................    0.29        1.23         0.09
                                                                  -------     -------     --------
Less distributions
   Distributions from net investment income.....................   (0.27)      (0.27)      (0.10)
   Distributions from net realized capital gains................   (0.11)         --           --
                                                                  -------     -------     --------
       Total distributions......................................   (0.38)      (0.27)      (0.10)
                                                                  -------     -------     --------
Net asset value at end of period................................  $10.93      $11.02       $10.06
                                                                  ======      ======       ======
Total return....................................................    2.66%(3)   12.33%(3)     0.91%(3)
Ratios/Supplemental data
   Net assets at end of period (in thousands)...................  $2,632      $1,263       $   56
   Ratios of expenses to average net assets
     After advisory/administration fee waivers..................    0.55%       0.49%        0.45%(2)
     Before advisory/administration fee waivers.................    0.92%       0.61%        0.64%(2)
   Ratios of net investment income to average net assets
     After advisory/administration fee waivers..................    2.35%       2.48%        2.85%(2)
     Before advisory/administration fee waivers.................    1.98%       2.36%        2.66%(2)
Portfolio turnover rate.........................................      17%          8%          23%

-------------
(1) Commencement of operations.

(2) Annualized.

(3) Sales load not reflected in total return.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                                   SMALL CAP VALUE EQUITY PORTFOLIO
                                                                     -------------------------------------------------------------
                                                                            INSTITUTIONAL CLASS                  SERVICE CLASS
                                                                     ----------------------------------       --------------------
                                                                                            FOR THE                    FOR THE
                                                                                             PERIOD                     PERIOD
                                                                    YEAR         YEAR       4/13/92(1)       YEAR      7/29/93(1)
                                                                   ENDED        ENDED       THROUGH         ENDED      THROUGH
                                                                  9/30/94      9/30/93      9/30/92        9/30/94     9/30/93
                                                                  --------     --------     --------       -------     --------
Net asset value at beginning of period........................    $  13.08     $  10.14     $ 10.00        $ 13.08     $ 12.28
                                                                  --------     --------     --------       -------     --------
Income from investment operations
   Net investment income......................................        0.04         0.04        0.02             --          --
   Net gain (loss) on investments (both realized and
     unrealized)..............................................        0.77         3.02        0.13           0.77        0.80
                                                                  --------     --------     --------       -------     --------
       Total from investment operations.......................        0.81         3.06        0.15           0.77        0.80
                                                                  --------     --------     --------       -------     --------
Less distributions
   Distributions from net investment income...................       (0.02)       (0.04)      (0.01)         (0.01)         --
   Distributions from net realized capital gains..............       (0.25)       (0.08)         --          (0.25)         --
                                                                  --------     --------     --------       -------     --------
       Total distributions....................................       (0.27)       (0.12)      (0.01)         (0.26)         --
                                                                  --------     --------     --------       -------     --------
Net asset value at end of period..............................    $  13.62     $  13.08     $ 10.14        $ 13.59     $ 13.08
                                                                  ========     ========     =======        =======     =======
Total return..................................................        6.28%       30.36%       1.50%          5.96%       6.51%
Ratios/Supplemental data
   Net assets at end of period (in thousands).................    $168,360     $128,805     $75,045        $45,372     $21,689
   Ratios of expenses to average net assets
     After advisory/administration fee waivers................        0.73%        0.83%       0.85%(2)       0.98%       0.99%(2)
     Before advisory/administration fee waivers...............        0.85%        0.87%       0.89%(2)       1.10%       1.03%(2)
   Ratios of net investment income to average net assets
     After advisory/administration fee waivers................        0.28%        0.31%       0.51%(2)       0.03%       0.12%(2)
     Before advisory/administration fee waivers...............        0.16%        0.27%       0.47%(2)      (0.09)%      0.08%(2)
Portfolio turnover rate.......................................          18%          41%         17%            18%         41%


                                                                   SMALL CAP VALUE EQUITY PORTFOLIO
                                                                   --------------------------------
                                                                       SERIES A INVESTOR CLASS
                                                                   --------------------------------
                                                                                           FOR THE
                                                                                            PERIOD
                                                                    YEAR        YEAR       6/02/92(1)
                                                                    ENDED       ENDED      THROUGH
                                                                   9/30/94     9/30/93     9/30/92
                                                                   -------     -------     --------
Net asset value at beginning of period...........................  $ 13.07     $10.14       $10.06
                                                                   -------     -------     --------
Income from investment operations
   Net investment income.........................................    (0.01)      0.03         0.02
   Net gain (loss) on investments (both realized and
     unrealized).................................................     0.77       3.02         0.07
                                                                   -------     -------     --------
       Total from investment operations..........................     0.76       3.05         0.09
                                                                   -------     -------     --------
Less distributions
   Distributions from net investment income......................       --      (0.04)       (0.01)
   Distributions from net realized capital gains.................    (0.25)     (0.08)          --
                                                                   -------     -------     --------
       Total distributions.......................................    (0.25)     (0.12)       (0.01)
                                                                   -------     -------     --------
Net asset value at end of period.................................  $ 13.58     $13.07       $10.14
                                                                   =======     ======       ======
Total return.....................................................     5.93%(3)  30.36%(3)     0.89%(3)
Ratios/Supplemental data
   Net assets at end of period (in thousands)....................  $16,884     $9,084       $   62
   Ratios of expenses to average net assets
     After advisory/administration fee waivers...................     1.13%      0.94%        0.85%(2)
     Before advisory/administration fee waivers..................     1.25%      0.98%        0.89%(2)
   Ratios of net investment income to average net assets
     After advisory/administration fee waivers...................    (0.11)%     0.19%        0.51%(2)
     Before advisory/administration fee waivers..................    (0.23)%     0.15%        0.47%(2)
Portfolio turnover rate..........................................       18%        41%          17%

-------------
(1) Commencement of operations.

(2) Annualized.

(3) Sales load not reflected in total return.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                                 INTERNATIONAL EQUITY PORTFOLIO
                                                                  -------------------------------------------------------------
                                                                         INSTITUTIONAL CLASS                  SERVICE CLASS
                                                                  ----------------------------------       --------------------
                                                                                            FOR THE                    FOR THE
                                                                                             PERIOD                     PERIOD
                                                                    YEAR         YEAR       4/27/92(1)       YEAR      7/29/93(1)
                                                                   ENDED        ENDED       THROUGH         ENDED      THROUGH
                                                                  9/30/94      9/30/93      9/30/92        9/30/94     9/30/93
                                                                  --------     --------     --------       -------     --------
Net asset value at beginning of period........................    $  12.48     $   9.87     $ 10.00        $ 12.47     $ 11.76
                                                                  --------     --------     --------       -------     --------
Income from investment operations
   Net investment income......................................        0.15         0.11        0.11           0.14        0.02
   Net realized gain (loss) on investments....................        1.17         2.61       (0.17)          1.14        0.69
                                                                  --------     --------     --------       -------     --------
       Total from investment operations.......................        1.32         2.72       (0.06)          1.28        0.71
                                                                  --------     --------     --------       -------     --------
Less distributions
   Distributions from net investment income...................       (0.11)       (0.11)      (0.07)         (0.09)         --
   Distributions from net realized capital gains..............       (0.25)          --          --          (0.25)         --
                                                                  --------     --------     --------       -------     --------
       Total distributions....................................       (0.36)       (0.11)      (0.07)         (0.34)         --
                                                                  --------     --------     --------       -------     --------
Net asset value at end of period..............................    $  13.44     $  12.48     $  9.87        $ 13.41     $ 12.47
                                                                  ========     ========     =======        =======     =======
Total return..................................................       10.71%       27.72%      (0.61)%        10.36%       6.03%
Ratios/Supplemental data
   Net assets at end of period (in thousands).................    $284,905     $131,052     $60,357        $75,174     $11,985
   Ratios of expenses to average net assets
     After advisory/administration fee waivers................        0.95%        1.10%       1.20%(2)       1.20%       1.18%(2)
     Before advisory/administration fee waivers...............        1.14%        1.16%       1.21%(2)       1.39%       1.24%(2)
   Ratios of net investment income to average net assets
     After advisory/administration fee waivers................        1.27%        1.17%       2.59%(2)       1.09%       1.01%(2)
     Before advisory/administration fee waivers...............        1.08%        1.11%       2.58%(2)       0.90%       0.95%(2)
Portfolio turnover rate.......................................          37%          31%         15%            37%         31%

                                                                INTERNATIONAL EQUITY PORTFOLIO
                                                                --------------------------------
                                                                    SERIES A INVESTOR CLASS
                                                                --------------------------------
                                                                                        FOR THE
                                                                                         PERIOD
                                                                 YEAR        YEAR       6/02/92(1)
                                                                 ENDED       ENDED      THROUGH
                                                                9/30/94     9/30/93     9/30/92
                                                                -------     -------     --------
Net asset value at beginning of period........................  $ 12.47     $ 9.87       $10.68
                                                                -------     -------     --------
Income from investment operations
   Net investment income......................................     0.12       0.12         0.09
   Net realized gain (loss) on investments....................     1.15       2.59        (0.83)
                                                                -------     -------     --------
       Total from investment operations.......................     1.27       2.71        (0.74)
                                                                -------     -------     --------
Less distributions
   Distributions from net investment income...................    (0.09)     (0.11)      (0.07)
   Distributions from net realized capital gains..............    (0.25)        --           --
                                                                -------     -------     --------
       Total distributions....................................    (0.34)     (0.11)      (0.07)
                                                                -------     -------     --------
Net asset value at end of period..............................  $ 13.40     $12.47       $ 9.87
                                                                =======     ======       ======
Total return..................................................    10.24%(3)  27.72%(3)    (6.94)%(3)
Ratios/Supplemental data
   Net assets at end of period (in thousands).................  $14,433     $3,669       $   58
   Ratios of expenses to average net assets
     After advisory/administration fee waivers................     1.35%      1.25%        1.20%(2)
     Before advisory/administration fee waivers...............     1.54%      1.31%        1.21%(2)
   Ratios of net investment income to average net assets
     After advisory/administration fee waivers................     0.96%      1.27%        2.59%(2)
     Before advisory/administration fee waivers...............     0.77%      1.21%        2.58%(2)
Portfolio turnover rate.......................................       37%        31%          16%

-------------
(1) Commencement of operations.

(2) Annualized.

(3) Sales load not reflected in total return.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                                   INTERNATIONAL EMERGING MARKETS PORTFOLIO
                                                                    ----------------------------------------------------------------
                                                                    INSTITUTIONAL CLASS     SERVICE CLASS    SERIES A INVESTOR CLASS
                                                                    -------------------     --------------   -----------------------
                                                                      FOR THE PERIOD        FOR THE PERIOD       FOR THE PERIOD
                                                                          6/17/94(1)           6/17/94(1)            6/17/94(1)
                                                                          THROUGH              THROUGH               THROUGH
                                                                          9/30/94              9/30/94               9/30/94
                                                                    -------------------     --------------     ----------------
Net asset value at beginning of period..............................      $ 10.00               $10.00               $ 10.00
                                                                            -----                -----                 -----
Income from investment operations
   Net investment income............................................         0.03                 0.02                  0.02
   Net gain (loss) on investments (both realized and unrealized)....         0.53                 0.53                  0.52
                                                                            -----                -----                 -----
       Total from investment operations.............................         0.56                 0.55                  0.54
                                                                            -----                -----                 -----
Less distributions
   Distributions from net investment income.........................           --                   --                    --
   Distributions from net realized capital gains....................           --                   --                    --
                                                                            -----                -----                 -----
       Total distributions..........................................           --                   --                    --
                                                                            -----                -----                 -----
Net asset value at end of period....................................      $ 10.56               $10.55               $ 10.54
                                                                          =======               ======               =======
Total return........................................................         5.60%                5.50%                 5.40%(3)
Ratios/Supplemental data
   Net assets at end of period (in thousands).......................      $ 2,511               $3,505               $ 2,857
   Ratios of expenses to average net assets
     After advisory/administration fee waivers......................         1.75%(2)             2.00%(2)              2.15%(2)
     Before advisory/administration fee waivers.....................         2.73%(2)             2.98%(2)              3.13%(2)
   Ratios of net investment income to average net assets
     After advisory/administration fee waivers......................         1.19%(2)             1.10%(2)              0.74%(2)
     Before advisory/administration fee waivers.....................         0.21%(2)             0.12%(2)             (0.24)%(2)
Portfolio turnover rate.............................................            4%                   4%                    4%


-------------
(1) Commencement of operations.

(2) Annualized.

(3) Sales load not reflected in total return.

                                THE PNC(R) FUND

                (FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                              BALANCED PORTFOLIO
                                                   -------------------------------------------------------------------------
                                                                                                                     SERIES
                                                                                                                        A
                                                                                                                     INVESTOR
                                                         INSTITUTIONAL CLASS                 SERVICE CLASS           CLASS
                                                   --------------------------------       --------------------       -------
                                                                           FOR THE                    FOR THE
                                                                            PERIOD                     PERIOD
                                                    YEAR        YEAR       5/1/92(1)       YEAR       7/29/93(1)      YEAR
                                                    ENDED       ENDED      THROUGH         ENDED      THROUGH         ENDED
                                                   9/30/94     9/30/93     9/30/92        9/30/94     9/30/93        9/30/94
                                                   -------     -------     --------       -------     --------       -------
Net asset value at beginning of period.........    $ 12.42     $ 11.53      $11.01        $ 12.42     $ 12.05        $ 12.42
                                                   -------     -------     --------       -------     --------       -------
Income from investment operations
   Net investment income.......................       0.38        0.30        0.17           0.34        0.06           0.32
   Net realized gain (loss) on investments.....      (0.39)       1.15        0.51          (0.38)       0.38          (0.38)
                                                   -------     -------     --------       -------     --------       -------
       Total from investment operations........      (0.01)       1.45        0.68          (0.04)       0.44          (0.06)
                                                   -------     -------     --------       -------     --------       -------
Less distributions
   Distributions from net investment income....      (0.37)      (0.30)      (0.16)         (0.34)      (0.07)         (0.32)
   Distributions from net realized capital
     gains.....................................      (0.06)      (0.26)         --          (0.06)         --          (0.06)
                                                   -------     -------     --------       -------     --------       -------
       Total distributions.....................      (0.43)      (0.56)      (0.16)         (0.40)      (0.07)         (0.38)
                                                   -------     -------     --------       -------     --------       -------
Net asset value at end of period...............    $ 11.98     $ 12.42      $11.53        $ 11.98     $ 12.42        $ 11.98
                                                   =======     =======      ======        =======     =======        =======
Total return...................................      (0.11)%     12.86%       6.23%         (0.36)%      3.66%         (0.50)%(3)
Ratios/Supplemental data
   Net assets at end of period (in
     thousands)................................    $17,610     $12,928      $2,501        $66,024     $15,842        $62,307
   Ratios of expenses to average net assets
     After advisory/administration fee
       waivers.................................       0.65%       0.80%       0.95%(2)       0.90%       0.93%(2)       1.05%
     Before advisory/administration fee
       waivers.................................       0.91%       0.98%       1.51%(2)       1.16%       1.11%(2)       1.31%
   Ratios of net investment income to average
     net assets
     After advisory/administration fee
       waivers.................................       3.16%       2.89%       3.28%(2)       2.96%       2.75%(2)       2.77%
     Before advisory/administration fee
       waivers.................................       2.89%       2.71%       2.72%(2)       2.70%       2.57%(2)       2.51%
Portfolio turnover rate........................         54%         32%         36%            54%         32%            54%


                                                            BALANCED PORTFOLIO
                                                   ----------------------------------------
                                                              SERIES A INVESTOR CLASS
                                                   ----------------------------------------
                                                                                     FOR THE
                                                                                     PERIOD
                                                  YEAR        YEAR        YEAR       5/14/90(1)
                                                  ENDED       ENDED       ENDED      THROUGH
                                                 9/30/93     9/30/92     9/30/91     9/30/90
                                                 -------     -------     -------     -------
Net asset value at beginning of period.........  $ 11.53     $10.82      $ 9.13      $10.00
                                                 -------     -------     -------     -------
Income from investment operations
   Net investment income.......................     0.30       0.34        0.38        0.12
   Net realized gain (loss) on investments.....     1.14       1.22        1.77       (0.88)
                                                 -------     -------     -------     -------
       Total from investment operations........     1.44       1.56        2.15       (0.76)
                                                 -------     -------     -------     -------
Less distributions
   Distributions from net investment income....    (0.29)     (0.39)      (0.34)      (0.11)
   Distributions from net realized capital
     gains.....................................    (0.26)     (0.46)      (0.12)         --
                                                 -------     -------     -------     -------
       Total distributions.....................    (0.55)     (0.85)      (0.46)      (0.11)
                                                 -------     -------     -------     -------
Net asset value at end of period...............  $ 12.42     $11.53      $10.82      $ 9.13
                                                 =======     ======      ======      ======
Total return...................................    12.80%(3)  15.17%(3)   24.04%(3)   (7.64)%(3)
Ratios/Supplemental data
   Net assets at end of period (in
     thousands)................................  $39,529     $8,481      $4,265      $3,960
   Ratios of expenses to average net assets
     After advisory/administration fee
       waivers.................................     0.91%      0.95%       1.15%       1.15%(2)
     Before advisory/administration fee
       waivers.................................     1.09%      1.51%       1.86%       1.90%(2)
   Ratios of net investment income to average
     net assets
     After advisory/administration fee
       waivers.................................     2.79%      3.28%       3.70%       3.07%(2)
     Before advisory/administration fee
       waivers.................................     2.61%      2.72%       2.99%       2.32%(2)
Portfolio turnover rate........................       32%        36%         45%         37%

-------------
(1) Commencement of operations.

(2) Annualized.

(3) Sales load not reflected in total return.

INVESTMENT POLICIES
--------------------------------------------------------------------------------
                             VALUE EQUITY PORTFOLIO

     The Portfolio invests primarily in common stocks and securities convertible into common stocks, selected on the basis of fundamental and/or technical research, that appear to represent good relative values and seem likely to appreciate in price. The ratios of a security's price to earnings and book value, its earnings trend and its dividend growth rate will be factors considered in security selection. The securities in which the Portfolio invests may produce higher than average dividend yields. See "Investment Policies--Common Investment Policies" for a description of other investment policies.

                      ------------------------------------
                            GROWTH EQUITY PORTFOLIO

     The Portfolio will invest in stocks which its sub-adviser considers to have favorable and above-average earnings growth prospects. The Portfolio emphasizes ownership of companies in the middle and higher capitalization ranges (over $1 billion market capitalization at the time of purchase) and growth prospects exceeding that of the general economy. In making portfolio investments, the Portfolio's sub-adviser will assess significant characteristics such as financial condition, revenue growth, profitability, earnings per share growth and trading liquidity. The sub-adviser strives to find growth companies that may, in the sub-adviser's judgment, demonstrate exceptional expertise in a particular market niche, have outstanding management leadership, manufacture revolutionary new products or possess insightful implementation of a corporate strategic plan. See "Investment Policies--Common Investment Policies" for a description of other investment policies.

                      ------------------------------------
                       SMALL CAP GROWTH EQUITY PORTFOLIO

     The Portfolio will invest in companies which the sub-adviser considers to have favorable and above average earnings growth prospects. Most of these companies will be smaller-capitalized organizations that have limited product lines, markets and financial resources and are dependent upon a limited management group. The Portfolio emphasizes investment in small companies with a market capitalization under $1 billion at the time of purchase. Under normal market conditions, the Portfolio will invest at least 65% of its total assets in equity securities of such issuers. In making portfolio investments, the sub-adviser will assess characteristics such as financial condition, revenue, growth, profitability, earnings per share growth and trading liquidity. See "Investment Policies--Common Investment Policies" for a description of other investment policies.

                      ------------------------------------
                             CORE EQUITY PORTFOLIO

     The Portfolio invests in a diversified portfolio of common stocks and common stock-related securities. The sub-adviser will use economic, fundamental and technical analysis in determining the selection of equity securities. Such analysis will generally include such factors as sales, growth and profitability prospects for the economic sector and markets in which the entity operates and for the products or services it provides; the entity's financial condition; its ability to meet its liabilities and to provide income in the form of dividends; the security's prevailing price; how that price compares to historical price levels, to current price levels in the general market and to the prices of competing entities; the sub-adviser's projected earnings estimates and earnings growth rate for the entity; and how those figures relate to the current price of the security. See "Investment Policies--Common Investment Policies" for a description of other investment policies.

                      ------------------------------------
                             INDEX EQUITY PORTFOLIO

     The Portfolio intends to invest in substantially all the stocks in the S&P 500 Index in approximately the same proportions as they are represented in such Index. The S&P 500 Index is composed of 500 common stocks chosen on the basis of market value and industry diversification. While most issuers are among the 500 largest U.S. companies in terms of aggregate market value, some other stocks are included for purposes of diversification.

     The Portfolio is not managed traditionally (through the use of economic, financial or market analysis). Adverse performance will ordinarily not result in the elimination of a stock from the Portfolio. The Portfolio will remain fully invested in common stocks even when stock prices are generally falling. During normal market conditions the Portfolio will normally invest at least 90% of the value of its total assets in securities included in the S&P 500 Index. The adviser believes that over time and under normal market conditions, the correlation between the performance of the Portfolio and the S&P 500 Index is expected to be at least 0.95. Brokerage costs, fees, operating expenses and tracking error among other things may cause the Portfolio's total return to be lower than the S&P 500 Index's. The adviser shall monitor tracking accuracy, and the Board will determine what actions should be taken if tracking accuracy is not maintained. See "Investment Policies--Common Investment Policies" for a description of other investment policies.

                      ------------------------------------
                        SMALL CAP VALUE EQUITY PORTFOLIO

     Portfolio holdings will consist primarily of common stocks of domestic companies whose prices are low in relation to current earnings and which, in the sub-adviser's opinion, seem capable of recovering from any out of favor considerations. Most of these companies will be smaller-capitalized organizations that have limited product lines, markets and financial resources and are dependent upon a limited management group. The Portfolio emphasizes investment in small companies with a market capitalization under $1 billion at the time of purchase. Under normal market conditions, the Portfolio will invest at least 65% of its total assets in equity securities of such issuers. See "Investment Policies--Common Investment Policies" for a description of other investment policies.

                      ------------------------------------
                         INTERNATIONAL EQUITY PORTFOLIO

     The Portfolio invests primarily in equity securities and places primary emphasis on those securities whose prices in their home market or stock exchange are low in relation to current earnings and which, in the sub-adviser's opinion, seem capable of recovering from any out of favor considerations. The Portfolio seeks to diversify its investments across countries, industry groups and companies. However, it has no minimum requirements for diversification of its portfolio securities by country other than being invested at all times in at least three countries other than the United States.

     In determining appropriate investments for the Portfolio, primary emphasis is placed upon the characteristics of the particular issues, although significant emphasis is placed on macroeconomic factors. The sub-adviser's investment philosophy is that the best value in equity investing lies in equity securities whose prices are low in relation to present earnings relative to the securities' home market or stock exchange. In selecting an investment for the Portfolio, the sub-adviser reviews the financial conditions and market price of the issuer involved as well as its fundamental prospects and earnings potential. The sub-advisor, where appropriate, may consider other valuation factors such as price to book and price to cash flow. Macroeconomic factors that ordinarily are considered by the sub-adviser in determining the appropriate distribution of investments among various countries and geographic regions include the prospects for relative economic growth among certain foreign countries, expected levels of inflation, government policies influencing business conditions, the outlook for currency relationships, and the range of individual investment opportunities available to international investors. The Portfolio does not trade in securities for short-term profits but, when circumstances warrant, securities may be sold without regard to the length of time held.

     Securities of foreign issuers in which the Portfolio may invest include common and preferred stock. The Portfolio does not intend to invest in equity securities of issuers incorporated in the United States (other than American Depository Receipts) except, temporarily, when extraordinary circumstances prevailing at the same time in a significant number of approved countries render investments in such countries inadvisable.

     The Portfolio may also invest in both sponsored and unsponsored American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs"), Global Depository Receipts ("GDRs") and other similar global instruments. ADRs typically are issued by an American bank or trust company and evidence ownership of underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depository Receipts, are receipts issued in Europe, typically by foreign banks and trust companies, that evidence ownership of either foreign or domestic underlying securities. GDRs are depository receipts structured like global debt issues to facilitate trading on an international basis. Unsponsored ADR, EDR and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile than if such instruments were sponsored by the issuer.

     The Portfolio may use forward foreign currency exchange contracts to hedge against movements in the value of foreign currencies (including the "ECU" used in the European Community) relative to the U.S. dollar in connection with specific portfolio transactions or with respect to portfolio positions. A forward foreign currency exchange contract involves an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Foreign currency exchange contracts do not eliminate fluctuations in the values of portfolio securities but rather allow the Portfolio to establish a rate of exchange for a future point in time.

     SPECIAL RISK CONSIDERATIONS. Investors should realize that investing in securities of foreign issuers involves considerations not typically associated with investing in securities of companies organized and operated in the United States. Because foreign securities generally are denominated and pay dividends or interest in foreign currencies, and the Portfolio may hold from time to time various foreign currencies pending their investment in foreign securities or their conversion into U.S. dollars, the value of the Portfolio's assets as measured in U.S. dollars will be affected favorably or unfavorably by changes in exchange rates.

     Although the Portfolio intends to invest in securities of companies and governments of developed, stable nations, investors should realize that the value of the Portfolio's investments may be adversely affected by changes in political or social conditions, diplomatic relations, confiscatory taxation, expropriation, limitation on the removal of funds or assets, or imposition of (or change in) exchange control regulations in those foreign nations. In addition, changes in government administrations or economic or monetary policies in the U.S. or abroad could result in appreciation or depreciation of portfolio securities and could favorably or adversely affect the Portfolio's operations. Furthermore, the economies of individual foreign nations may differ from that of the United States, whether favorably or unfavorably, in areas such as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Any foreign investments made by the Portfolio must be made in compliance with U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

     In general, less information is publicly available with respect to foreign issuers than is available with respect to U.S. companies. Most foreign companies are also not subject to the uniform accounting and financial reporting requirements applicable to issuers in the United States. In addition, while the volume of transactions effected on foreign stock exchanges has increased in recent years, it remains appreciably below that of the New York Stock Exchange. Accordingly, the Portfolio's foreign investments may be less liquid and their prices may be more volatile than comparable investments in securities in U.S. companies. In buying and selling securities on foreign exchanges, the Portfolio normally pays fixed commissions that are generally higher than the negotiated commissions charged in the United States. Moreover, the Portfolio's expenses are higher than those incurred by investment companies having portfolios of domestic securities. In addition, there is generally less government supervision and regulation of securities exchanges, brokers and issuers in foreign countries than in the United States.

     Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Italy, Japan, Netherlands, New Zealand, Norway, Singapore, Malaysia, Spain, Sweden, Switzerland and the United Kingdom are currently included in EAFE. See "Investment Policies--Common Investment Policies" for a description of other investment policies.

                      ------------------------------------
                    INTERNATIONAL EMERGING MARKETS PORTFOLIO

     The Portfolio invests primarily in equity securities of issuers in "emerging markets." As used in this Prospectus, an emerging market is any country which is generally considered to be an emerging or developing country by the World Bank, the International Finance Corporation or the United Nations. These countries generally include all countries except the United States, Canada, Japan, Australia, New Zealand and most Western European countries. The Portfolio's sub-adviser will initially focus on investments in the following emerging markets: Argentina, Brazil, Bulgaria, Chile, China, Colombia, The Czech Republic, Ecuador, Greece, Hungary, India, Israel, Lebanon, Malaysia, Mexico, Morocco, Peru, The Philippines, Poland, Romania, Russia, South Africa, South Korea, Taiwan, Thailand, Tunisia, Turkey, Venezuela and Vietnam. The Portfolio may also invest in securities in other emerging markets if such investments become feasible and desirable subsequent to the date of this Prospectus. The Portfolio will not necessarily seek to diversify investments on a geographical basis or on the basis of the level of economic development of any particular country. The Portfolio will ordinarily invest in equity securities of issuers in at least three different emerging markets.

     Under normal market conditions, the Portfolio will invest at least 65% of its total assets in equity securities of issuers in emerging markets. Such securities may include common stock and preferred stock (including convertible preferred stock); bonds, notes and debentures convertible into common or preferred stock; stock purchase warrants and rights; equity interests in trusts and partnerships; and depositary receipts of companies: (i) the principal securities trading market for which is in an emerging market; (ii) whose principal trading market is in any country, provided that, alone or on a consolidated basis, they derive 50% or more of their annual revenue from either goods produced, sales made or services performed in emerging markets; or (iii) that are organized under the laws of, and with a principal office in, an emerging market. The sub-adviser will make determinations as to eligibility based on publicly available information and inquiries made to individual >companies.

     Under normal circumstances, the Portfolio may invest up to 35% of its total assets in a combination of: (i) debt securities of government or corporate issuers in emerging markets; (ii) equity and debt securities of government or corporate issuers in developed countries, including the United States; and (iii) cash and money market instruments. Such securities may include convertible securities, mortgage-backed securities, asset-backed securities and zero-coupon securities. The Portfolio will invest in debt securities that are rated at the time of purchase within the four highest ratings assigned by a nationally recognized statistical rating organization ("NRSRO"), or if unrated, are determined by the sub-adviser at the time of purchase to be of comparable quality. Investments in debt securities that are not rated within the four highest ratings by an NRSRO will be limited to 5% of the Portfolio's net assets.

     During periods in which the sub-adviser believes changes in economic, financial or political conditions make it advisable, the Portfolio may, for temporary defensive purposes, reduce its holdings in equity and other securities and invest some or all of its assets in certain short-term and intermediate-term debt securities or hold cash without limitation. The short-term and intermediate-term debt securities in which the Portfolio may invest include: (a) obligations of the United States Government or foreign governments, their respective agencies or instrumentalities; (b) bank deposits and bank obligations (including certificates of deposit, time deposits and bankers' acceptances) of U.S. or foreign banks denominated in any currency; (c) floating rate securities and other instruments denominated in any currency issued by international development agencies; (d) finance company and corporate commercial paper and other short-term corporate debt obligations of U.S. and foreign corporations; and (e) repurchase agreements with financial institutions with respect to such securities. The Portfolio intends to invest only in short-term and intermediate-term debt securities that are rated in one of the two highest rating categories by an NRSRO or, if unrated, determined to be equivalent in credit quality by the sub-adviser. See "Investment Policies--Common Investment Policies" for a description of other investment policies.

     In determining appropriate investments for the Portfolio, primary emphasis is placed upon the characteristics of the particular issues, although significant emphasis is placed on macroeconomic factors. The sub-adviser's investment philosophy is that the best value in equity investing lies in equity securities whose prices are low in relation to present earnings relative to the securities' home market or stock exchange. In selecting an investment for the Portfolios, the sub-adviser reviews the financial conditions and market price of the issuer involved as well as its fundamental prospects and earnings potential. The Portfolios normally will not emphasize dividend or interest income in choosing securities, unless the sub-adviser believes that the income will contribute to the securities' capital appreciation. The sub-adviser, where appropriate, may consider other valuation factors such as price to book and price to cash flow. Macroeconomic factors that ordinarily are considered by the sub-adviser in determining the appropriate distribution of investments among various countries and geographic regions include the prospects for relative economic growth among certain foreign countries, expected levels of inflation, government policies influencing business conditions, the outlook for currency relationships, and the range of individual investment opportunities available to international investors. The Portfolios do not trade in securities for short-term profits but, when circumstances warrant, securities may be sold without regard to the length of time held.

     The Portfolio may also invest in both sponsored and unsponsored American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs"), Global Depository Receipts ("GDRs") and other similar global instruments. ADRs typically are issued by an American bank or trust company and evidence ownership of underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depository Receipts, are receipts issued in Europe, typically by foreign banks and trust companies, that evidence ownership of either foreign or domestic underlying securities. GDRs are depository receipts structured like global debt issues to facilitate trading on an international basis. Unsponsored ADR, EDR and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile than if such instruments were sponsored by the issuer.

     The Portfolio may use forward foreign currency exchange contracts to hedge against movements in the value of foreign currencies (including the European Currency Unit (ECU)) relative to the U.S. dollar in connection with specific portfolio transactions or with respect to portfolio positions. A forward foreign currency exchange contract involves an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Foreign currency exchange contracts do not eliminate fluctuations in the values of portfolio securities but rather allow the Portfolio to establish a rate of exchange for a future point in time.

     SPECIAL RISK CONSIDERATIONS. Certain of the risks associated with international investments are heightened with respect to investments in emerging markets. The risks of expropriation, nationalization and social, political and economic instability are greater in those countries than in more developed capital markets. In addition, developing countries may have economies based on only a few industries and small securities markets with a low volume of trading. Certain countries may also impose substantial restrictions on investments in their capital markets by foreign entities, including restrictions on investments in issuers of industries deemed sensitive to relevant national interests. These factors may limit the investment opportunities available to the Portfolio and result in a lack of liquidity and a high price volatility with respect to securities of issuers from emerging markets.

     Developing countries may also impose restrictions on the Portfolio's ability to repatriate investment income or capital. Even where there is no outright restriction on repatriation of investment income or capital, the mechanics of repatriation may affect certain aspects of the operations of the Portfolio. For example, funds may be withdrawn from the People's Republic of China only in U.S. or Hong Kong dollars and only at an exchange rate established by the government once each week.

     Some of the currencies in emerging markets have experienced devaluations relative to the U.S. dollar, and major adjustments have been made periodically in certain of such currencies. Certain developing countries face serious exchange constraints.

     Lastly, governments of some developing countries exercise substantial influence over many aspects of the private sector. In some countries, the government owns or controls many companies, including the largest in the country. As such, government actions in the future could have a significant effect on economic conditions in developing countries in these regions, which could affect private sector companies, the Portfolio and the value of its portfolio securities. Furthermore, certain developing countries are among the largest debtors to commercial banks and foreign governments. Trading in debt obligations issued or guaranteed by such governments or their agencies and instrumentalities involves a high degree of risk. For additional information on the risks associated with investments in securities of foreign issuers, see "Investment Policies--International Equity Portfolio--Special Risk Considerations."

                      ------------------------------------
                               BALANCED PORTFOLIO

     At least 25% of the Portfolio's total assets will be invested in fixed-income senior securities. With respect to convertible senior securities, only that portion of the value of such securities attributable to their fixed-income characteristics will be used for purposes of determining the percentage of the Portfolio's assets invested in fixed-income senior securities. The actual percentage of assets invested in equity and fixed-income securities will vary from time to time, depending on the sub-adviser's judgment as to general market and economic conditions, trends and yields, interest rates and changes in fiscal and monetary policies. The following descriptions illustrate the types of instruments in which the Portfolio may invest.

     EQUITY SECURITIES. The Portfolio may invest in common stocks, securities convertible into common stocks and readily marketable securities, such as rights, which derive their value from common stocks. The sub-adviser will use economic, fundamental and technical analysis in determining the selection of equity securities. Such analysis will generally include such factors as sales, growth and profitability prospects for the economic sector and markets in which the entity operates and for the products or services it provides; the entity's financial condition; its ability to meet its liabilities and to provide income in the form of dividends; the security's prevailing price; how that price compares to historical price levels, to current price levels in the general market and to the prices of competing entities; the sub-adviser's projected earnings estimates and earnings growth rate for the entity; and how those figures relate to the current price.

     DEBT SECURITIES. The Portfolio may invest in domestic and dollar-denominated foreign debt securities, including without limitation, bonds, debentures, notes, equipment lease and trust certificates, mortgage-related securities, guaranteed investment contracts (GICs) and obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, rated at the time of purchase within the four highest rating groups assigned by Moody's Investors Service, Inc. ("Moody's") (i.e., Aaa, Aa, A, Baa for bonds) or by Standard & Poor's Corporation ("S&P") (i.e., AAA, AA, A, BBB for bonds) or, if unrated, which sub-adviser determines at the time of purchase to be of comparable quality. Securities rated "Baa" by Moody's or "BBB" by S&P, respectively, are generally considered to be investment grade although they have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case for higher grade bonds. If a portfolio security is reduced below Baa by Moody's or BBB by S&P, the Portfolio's sub-adviser will dispose of the security in an orderly fashion as soon as practicable. Investments in securities of foreign issuers will be limited to 5% of the Portfolio's total assets. See "Investment Policies--International Equity Portfolio--Special Risk Considerations" for a discussion of investment considerations associated with foreign securities, and see Appendix A to the Statement of Additional Information for a description of Moody's and S&P's rating symbols.

     Purchasable mortgage-related securities are represented by pools of mortgage loans assembled for sale to investors by various governmental agencies such as the Government National Mortgage Association and government-related organizations such as the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, as well as by private issuers such as commercial banks, savings and loan institutions, mortgage bankers and private mortgage insurance companies. Although certain mortgage-related securities are guaranteed by a third party or are otherwise similarly secured, the market value of the security, which may fluctuate, is not so secured. If the Portfolio purchases a mortgage-related security at a premium, that portion may be lost if there is a decline in the market value of the security whether resulting from increases in interest rates or prepayment of the underlying mortgage collateral. As with other interest-bearing securities, the prices of such securities are inversely affected by changes in interest rates. However, though the value of a mortgage-related security may decline when interest rates rise, the converse is not necessarily true because in periods of declining interest rates mortgages underlying securities are prone to prepayment. For this and other reasons, a mortgage-related security's stated maturity may be shortened by unscheduled prepayments on underlying mortgages and, therefore, it is not possible to predict accurately the security's return to the Portfolio. In addition, regular payments received with respect to mortgage-related securities include both interest and principal. No assurance can be given as to the return the Portfolio will receive when these amounts are reinvested.

     When investing in GICs, the Portfolio makes cash contributions to a deposit fund of an insurance company's general account. The insurance company then credits to the deposit fund on a monthly basis guaranteed interest which is based on an index (in most cases this index is expected to be the Salomon Brothers CD Index). GICs provide that this guaranteed interest will not be less than a certain minimum rate. A GIC is a general obligation of the issuing insurance company and not a separate account. The purchase price paid for a GIC becomes part of the general assets of the insurance company, and the contract is paid from the general assets of the insurance company. The Portfolio will only purchase GICs from insurance companies which, at the time of purchase, are rated "A+" by A.M. Best Company, have assets of $1 billion or more and meet quality and credit standards established by the sub-adviser pursuant to guidelines approved by the Board of Trustees. Generally, GICs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in GICs does not currently exist.

     The Portfolio may also invest in obligations issued by or on behalf of state and local governmental issuers ("Municipal Obligations"), whether or not the income thereon is exempt from the regular Federal income tax, provided the Municipal Obligations are, at the time of purchase, rated Baa or BBB or higher by Moody's or S&P, respectively, in the case of bonds, SP-1 by S&P or MIG-2 or higher by Moody's in the case of notes, or VMIG-2 or higher by Moody's in the case of variable rate notes, or if unrated, are determined by the sub-adviser at the time of purchase to be of comparable quality. Municipal Obligations may be advantageous when, as a result of prevailing economic, regulatory or other circumstances, the return on such securities, on a pre-tax basis, is comparable to that of corporate or U.S. Government obligations. Purchasable Municipal Obligations include debt obligations issued by governmental entities to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses and the extension of loans to public institutions and facilities. Private activity bonds issued by or on behalf of public authorities to finance various privately operated facilities are considered Municipal Obligations. Dividends paid by the Portfolio that are derived from interest on Municipal Obligations would be taxable to the Portfolio's shareholders for Federal income tax purposes. See the first paragraph of "Investment Policies--Balanced Portfolio--Debt Securities" for a description of certain considerations relating to securities rated Baa or BBB by Moody's or S&P, respectively. See "Investment Policies--International Equity Portfolio--Special Risk Considerations" for a discussion of the risks associated with securities issued by foreign issuers and see "Investment Policies--Common Investment Policies" for a description of other investment policies.

                      ------------------------------------
                           COMMON INVESTMENT POLICIES

     This section describes certain investment policies that are common to the Portfolios. Each Portfolio's investment objective and policies may be changed by the Fund's Board of Trustees without shareholder approval.

     EQUITY SECURITIES. During normal market conditions each Portfolio other than the Balanced Portfolio will normally invest at least 80% of the value of its total assets in equity securities, i.e., common stock and securities convertible into common stock. The value of convertible securities fluctuates in relation to changes in interest rates like bonds and, in addition, fluctuates in relation to the value of the underlying stock.

     AMERICAN DEPOSITORY RECEIPTS ("ADRS"). Each Portfolio may invest without limitation in ADRs, securities issued by domestic entities evidencing ownership of underlying foreign securities. See "Investment Policies--International Equity Portfolio--Special Risk Considerations" for a description of investment considerations associated with foreign securities.

     OPTIONS AND FUTURES CONTRACTS. Each Portfolio may write covered call options, buy put options, buy call options and write put options without limitation except as noted in this paragraph. Such options may relate to particular securities or to various indexes and may or may not be listed on a national securities exchange and issued by the Options Clearing Corporation. Each Portfolio may also invest in futures contracts and options on futures contracts (index futures contracts or interest rate futures contracts, as applicable) for hedging purposes or for other purposes so long as aggregate initial margins and premiums required for non-hedging positions do not exceed 5% of its net assets, after taking into account any unrealized profits and losses on any such contracts it has entered into. However, no Portfolio may write put options or purchase or sell futures contracts or options on futures contracts to hedge more than its total assets unless immediately after any such transaction the aggregate amount of premiums paid for put options and the amount of margin deposits on its existing futures positions do not exceed 5% of its total assets.

     Options trading is a highly specialized activity which entails greater than ordinary investment risks. A call option for a particular security gives the purchaser of the option the right to buy, and a writer the obligation to sell, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is in consideration for undertaking the obligations under the option contract. A put option for a particular security gives the purchaser the right to sell the underlying security at the stated exercise price at any time prior to the expiration date of the option, regardless of the market price of the security. In contrast to an option on a particular security, an option on an index provides the holder with the right to make or receive a cash settlement upon exercise of the option. The amount of this settlement will be equal to the difference between the closing price of the index at the time of exercise and the exercise price of the option expressed in dollars, times a specified multiple.

     A Portfolio will engage in unlisted over-the-counter options only with broker/dealers deemed creditworthy by the adviser or sub-adviser. Closing transactions in certain options are usually effected directly with the same broker/dealer that effected the original option transaction. A Portfolio bears the risk that the broker/dealer will fail to meet its obligations. There is no assurance that a Portfolio will be able to close an unlisted option position. Furthermore, unlisted options are not subject to the protections afforded purchasers of listed options by the Options Clearing Corporation, which performs the obligations of its members who fail to do so in connection with the purchase or sale of options.

     To enter into a futures contract, a Portfolio must make a deposit of initial margin with its custodian in a segregated account in the name of its futures broker. Subsequent payments to or from the broker, called variation margin, will be made on a daily basis as the price of the underlying security or index fluctuates, making the long and short positions in the futures contracts more or less valuable.

     When investing in futures contracts, the Portfolios must satisfy certain asset segregation requirements to ensure that the use of futures is unleveraged. When a Portfolio takes a long position in a futures contract, it must maintain a segregated account containing cash and/or certain liquid assets equal to the purchase price of the contract, less any margin or deposit. When a Portfolio takes a short position in a futures contract, the Portfolio must maintain a segregated account containing cash and/or certain liquid assets in an amount equal to the market value of the securities underlying such contract (less any margin or deposit), which amount must be at least equal to the market price at which the short position was established. Asset segregation requirements are not applicable when a Portfolio "covers" a futures position generally by entering into an offsetting position.

     The risks related to the use of options and futures contracts include: (i) the correlation between movements in the market price of the portfolio investments (held or intended for purchase) being hedged and in the price of the futures contract or option may be imperfect; (ii) possible lack of a liquid secondary market for closing out options or futures positions; (iii) the need for additional portfolio management skills and techniques; and (iv) losses due to unanticipated market movements. Successful use of options and futures by a Portfolio is subject to the adviser's or sub-adviser's ability to correctly predict movements in the direction of the market. For example, if a Portfolio uses futures contracts as a hedge against the possibility of a decline in the market adversely affecting securities held by it and securities prices increase instead, the Portfolio will lose part or all of the benefit of the increased value of its securities which it has hedged because it will have approximately equal offsetting losses in its futures positions. The risk of loss in trading futures contracts in some strategies can be substantial, due both to the low margin deposits required, and the extremely high degree of leverage involved in future pricing. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss or gain to the investor. Thus, a purchase or sale of a futures contract may result in losses or gains in excess of the amount invested in the contract. For a further discussion see "Investment Policies" in the Statement of Additional Information.

     WARRANTS. Each Portfolio may invest in warrants entitling the holder to buy equity securities at a specific price for a specific period of time.

     REPURCHASE AGREEMENTS. Each Portfolio may agree to purchase debt securities from financial institutions subject to the seller's agreement to repurchase them at an agreed upon time and price ("repurchase agreements"). Repurchase agreements are in substance loans. Default by or bankruptcy of a seller would expose a Portfolio to possible loss because of adverse market action, expenses and/or delays in connection with the disposition of the underlying obligations.

     CASH EQUIVALENTS. Each Portfolio may invest without limitation in short-term, interest-bearing instruments or deposits of United States and foreign issuers to maintain liquidity or pending investment. Additionally, each Portfolio other than the Index Equity Portfolio may make such investments without limitation for temporary defensive purposes. Such investments may include, but are not limited to, commercial paper, certificates of deposit, variable or floating rate notes, bankers' acceptances, time deposits, government securities and money market deposit accounts. See "Investment Policies--International Equity Portfolio--Special Risk Considerations" for a description of investment considerations associated with foreign securities.

     WHEN-ISSUED PURCHASES AND FORWARD COMMITMENTS. Each Portfolio may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. These transactions involve a commitment by a Portfolio to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), and permit a Portfolio to lock in a price or yield on a security it owns or intends to purchase, regardless of future changes in interest rates. When-issued and forward commitment transactions involve the risk, however, that the price or yield obtained in a transaction may be less favorable than the price or yield available in the market when the securities delivery takes place. Each Portfolio's when-issued purchases and forward commitments are not expected to exceed 25% of the value of its total assets absent unusual market conditions. The Portfolios do not intend to engage in when-issued purchases and forward commitments for speculative purposes but only in furtherance of their investment objectives.

     REVERSE REPURCHASE AGREEMENTS. Each Portfolio may enter into reverse repurchase agreements with respect to portfolio securities for temporary purposes (such as to obtain cash to meet redemption requests when the liquidation of portfolio securities is deemed disadvantageous or inconvenient by the adviser or sub-adviser). A reverse repurchase agreement involves a sale by a Portfolio of securities that it holds concurrently with an agreement by the Portfolio to repurchase the same securities at an agreed-upon price and date. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Portfolio may decline below the price of the securities the Portfolio is obligated to repurchase. Reverse repurchase agreements are considered to be borrowings by a Portfolio under the Investment Company Act of 1940 (the "1940 Act").

     INVESTMENT COMPANIES. Each Portfolio may invest in securities issued by other investment companies within the limits prescribed by the 1940 Act. Each Portfolio currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (i) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Portfolio or by the Fund as a whole. As a shareholder of another investment company, a Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Portfolio bears directly in connection with its own operations.

     SECURITIES LENDING. To increase income on its investments, each Portfolio may lend its portfolio securities with an aggregate value of up to 30% of its total assets to broker/dealers and other institutional investors pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Collateral for such loans may include cash, securities of the U.S. Government or its agencies or instrumentalities or an irrevocable letter of credit issued by a bank which is deemed creditworthy by the adviser or sub-adviser. Default by or bankruptcy of a borrower would expose a Portfolio to possible loss because of adverse market action, expenses and/or delays in connection with the disposition of the underlying securities.

     ILLIQUID SECURITIES. No Portfolio will knowingly invest more than 15% of the value of its net assets in securities that are illiquid. Variable and floating rate instruments that cannot be disposed of within seven days, and repurchase agreements and time deposits that do not provide for payment within seven days after notice, without taking a reduced price, are subject to this 15% limit. Each Portfolio may purchase securities which are not registered under the Securities Act of 1933 (the "1933 Act") but which can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. Any such security will not be considered illiquid so long as it is determined by the adviser or sub-adviser, acting under guidelines approved and monitored by the Board, that an adequate trading market exists for that security. This investment practice could have the effect of increasing the level of illiquidity in a Portfolio during any period that qualified institutional buyers become uninterested in purchasing these restricted securities.

     PORTFOLIO TURNOVER RATES. Although it may vary from year to year, it is currently estimated that under normal market conditions the annual portfolio turnover rate for the Value Equity, Small Cap Value Equity, Small Cap Growth Equity, Core Equity, International Equity and International Emerging Markets Portfolios will not exceed 150% and the annual portfolio turnover rate for the Index Equity Portfolio will not exceed 25%. A Portfolio's annual portfolio turnover rate will not, however, be a factor preventing a sale or purchase when the adviser or sub-adviser believes investment considerations warrant such sale or purchase. Portfolio turnover may vary greatly from year to year as well as within a particular year. High portfolio turnover rates (i.e., over 100%) will generally result in higher transaction costs to a Portfolio.

INVESTMENT LIMITATIONS
--------------------------------------------------------------------------------

     Each Portfolio is subject to the following fundamental investment limitations, which may not be changed with respect to a Portfolio except upon the affirmative vote of the holders of a majority of the Portfolio's outstanding Shares. No Portfolio may:

          1. Purchase securities of any one issuer (other than securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities or certificates of deposit for any such securities) if more than 5% of the value of the Portfolio's total assets would (taken at current value) be invested in the securities of such issuer, or more than 10% of the issuer's outstanding voting securities would be owned by the Portfolio or the Fund, except that up to 25% of the value of the Portfolio's total assets may (taken at current value) be invested without regard to these limitations. For purposes of this limitation, a security is considered to be issued by the entity (or entities) whose assets and revenues back the security. A guarantee of a security shall not be deemed to be a security issued by the guarantor when the value of all securities issued and guaranteed by the guarantor, and owned by the Portfolio, does not exceed 10% of the value of the Portfolio's total assets.

          2. Purchase any securities which would cause 25% or more of the value of the Portfolio's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to (i) instruments issued (as defined in Investment Limitation No. 1 above) or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, and
     (ii) repurchase agreements secured by the instruments described in clause
     (i); (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and (c) utilities will be divided according to their services; for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

          3. Borrow money or issue senior securities, except that each Portfolio may borrow from banks and enter into reverse repurchase agreements for temporary purposes in amounts up to one-third of the value of its total assets at the time of such borrowing; or mortgage, pledge or hypothecate any assets, except in connection with any such borrowing and then in amounts not in excess of one-third of the value of the Portfolio's total assets at the time of such borrowing. No Portfolio will purchase securities while its aggregate borrowings (including reverse repurchase agreements and borrowings from banks) in excess of 5% of its total assets are outstanding. Securities held in escrow or separate accounts in connection with a Portfolio's investment practices are not deemed to be pledged for purposes of this limitation.

     If a percentage limitation is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in the value of a Portfolio's securities will not constitute a violation of such limitation, except that any borrowing by a Portfolio that exceeds the fundamental investment restrictions stated above must be reduced to meet such restrictions within the period required by the 1940 Act (currently three days).

     In order to permit the sale of the Fund's shares in certain states, the Fund may make commitments more restrictive than the investment policies and limitations described in this Prospectus. Should the Fund determine that any such commitment is no longer in the best interests of the Fund, it will revoke the commitment by terminating sales of its shares in the state involved.

                                *      *      *

     For information on additional limitations relating to the Portfolios, see the Fund's Statement of Additional Information.

MANAGEMENT
--------------------------------------------------------------------------------

BOARD OF TRUSTEES

     The business and affairs of the Fund are managed under the direction of the Fund's Board of Trustees. The Statement of Additional Information contains the name of each trustee and certain background information.

ADVISER AND SUB-ADVISERS

     PIMC was organized in 1977 by PNC Bank to perform advisory services for investment companies. The principal business address of: PIMC is 400 Bellevue Parkway, Wilmington, Delaware 19809; PNC Bank is Broad and Chestnut Streets, Philadelphia, Pennsylvania 19107; and PCM is 1700 Market Street, 27th Floor, Philadelphia, Pennsylvania 19103.

     As adviser, PIMC is responsible for the overall investment management of the Portfolios. The sub-advisers are responsible for the day-to-day management of the particular Portfolios, and generally make all purchase and sale decisions regarding the investments made by such Portfolios. The sub-advisers also provide research and credit analysis as well as certain other services.

     The Small Cap Value Equity Portfolio's Manager, Susan D. Menzies, is the person primarily responsible for the day-to-day management of the Portfolio's investments. Ms. Menzies has been with PCM since 1985 as Vice President and manager of the Portfolio since 1994.

     The Growth Equity Portfolio's manager, Michael O. Clark, is the person primarily responsible for the day-to-day management of the Portfolio's investments. Mr. Clark has been with PNC Bank since 1992 and the Portfolio's manager since 1992. Prior to 1992, Mr. Clark was Vice-President and Economist for Del-Vest (an investment advisory firm subsidiary of the Bank of Delaware).

     The Small Cap Growth Equity Portfolio's manager, William J. Wykle, is the person primarily responsible for the day-to-day management of the Portfolio's investments. Mr. Wykle has been with PNC Bank since 1986 and the Portfolio's manager since its inception.

     The Core Equity Portfolio's manager, John P. Bye, is the person primarily responsible for the day-to-day management of the Portfolio's investments. Mr. Bye has been with PNC Bank since 1980 and has been the Portfolio's manager since its inception.

     The Index Equity Portfolio's manager, Francis X. Morris, is the person primarily responsible for the day-to-day management of the Portfolio's investments. Mr. Morris has been with PNC Bank since 1984 and the Portfolio's manager since 1992.

     The Value Equity Portfolio's manager, Earl J. Gaskins, is the person primarily responsible for the day-to-day management of the Portfolio's investments. Mr. Gaskins has been with PCM since 1985 as Vice President and manager of the Portfolio since 1994.

     The International Equity and International Emerging Markets Portfolios' manager, Herve van Caloen, is the person primarily responsible for the day-to-day management of the Portfolios' investments. Mr. van Caloen has been the Portfolios' manager since 1994. Mr. van Caloen has been a portfolio manager with PCM since 1992 and currently heads PCM's International Group. Before joining PCM, Mr. van Caloen managed international portfolios for Mitchell Hutchins and Scudder, Stevens and Clark.

     The Balanced Portfolio's manager, Daniel B. Eagan, is the person primarily responsible for the day-to-day management of the Portfolio's investments. Mr. Eagan has been the Portfolio's manager since 1994. Mr. Eagan has been with PNC Bank since 1994 and is the director of investment strategy for PNC Bank's Investment Management and Research Unit. Before joining PNC Bank, Mr. Eagan was an investment consultant for William M. Mercer Asset Planning Inc. and Harris Trust & Savings Bank.

     For the services provided and expenses assumed by it, PIMC is entitled to receive fees, computed daily and payable monthly, at the following annual rates from the specified Portfolios: each of the Value Equity, Growth Equity,

Small Cap Value Equity, Balanced, Small Cap Growth Equity and Core Equity Portfolios, .55% of the first $1 billion of their respective average daily net assets, .50% of the next $1 billion of their respective average daily net assets, .475% of the next $1 billion of their respective average daily net assets and .45% of their respective average daily net assets in excess of $3 billion; Index Equity Portfolio, .20% of its average daily net assets; International Equity Portfolio, .75% of its first $1 billion of average daily net assets, .70% of its next $1 billion of average daily net assets, .675% of its next $1 billion of average daily net assets and .65% of its average daily net assets in excess of $3 billion; and International Emerging Markets Portfolio, 1.25% of its first $1 billion of average daily net assets, 1.20% of its next $1 billion of average daily net assets, 1.155% of its next $1 billion of average daily net assets and 1.10% of its average daily net assets in excess of $3 billion. Although the advisory fee rates payable by the International Emerging Markets Portfolio are higher than the rates payable by most mutual funds, the Fund believes they are comparable to the rates paid by many other funds with similar investment objectives and policies and are appropriate for the Portfolio in light of its investment objective and policies. The Fund paid PIMC advisory fees at annual rates of .40%, .40%, .14%, .40%, .01%, .45%, .56%
and .38% of the average daily net assets of the Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity, International Equity and Balanced Portfolios, respectively, for the year ended September 30, 1994, and PIMC waived advisory fees at annual rates of .15%, .15%,
 .41%, .15%, .19%, .10%, .19% and .17% of the average daily net assets of such respective Portfolios for that year. The Fund paid PIMC advisory fees at the annual rate of .40% of the average daily net assets of the International Emerging Markets Portfolio for the period ended September 30, 1994, and PIMC waived advisory fees at the annual rate of .85% of the average daily net assets of such Portfolio for that period. PIMC may from time to time waive all or any portion of its advisory fees for the Portfolios. See "Introduction--Expense Table."

     For its sub-advisory services, the sub-adviser for the particular Portfolio is entitled to receive from PIMC a fee, computed daily and payable monthly, at the following annual rates: Value Equity, Growth Equity, Small Cap Value Equity, Balanced, Small Cap Growth Equity and Core Equity Portfolios, .40% of its first $1 billion of average daily net assets, .35% of its next $1 billion of average daily net assets, .325% of its next $1 billion of average daily net assets and
 .30% of its average daily net assets in excess of $3 billion; International Equity Portfolio, .60% of its first $1 billion of average daily net assets, .55% of its next $1 billion of average daily net assets, .525% of its next $1 billion of average daily net assets and .50% of its average daily net assets in excess of $3 billion; International Emerging Markets Portfolio, 1.10% of its first $1 billion of average daily net assets, 1.05% of its next $1 billion of average daily net assets, 1.005% of its next $1 billion of average daily net assets and
 .95% of its average daily net assets in excess of $3 billion; and .15% of the average daily net assets of the Index Equity Portfolio. Such sub-advisory fees have no effect on the advisory fees payable by each Portfolio to PIMC. PIMC paid PNC Bank or PCM sub-advisory fees at annual rates of .35%, .35%, .14%, .35%,
 .01%, .40%, .50% and .33% of the average daily net assets of the Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity, International Equity and Balanced Portfolios, respectively, for the year ended September 30, 1994, and PNC Bank or PCM waived sub-advisory fees at annual rates of .05%, .05%, .26%, .05%, .14%, .10% and .07% of the average daily net assets of the Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, International Equity and Balanced Portfolios, respectively, for that year. PIMC paid PCM sub-advisory fees at the annual rate of .35% of the average daily net assets of the International Emerging Markets Portfolio for the period ended September 30, 1994, and PCM waived sub-advisory fees at the annual rate of .75% of the average daily net assets of such Portfolio for that period. Each sub-adviser may from time to time waive all or any portion of its sub-advisory fee for any Portfolio.

                      ------------------------------------
                                 ADMINISTRATORS

     PFPC, whose principal business address is 400 Bellevue Parkway, Wilmington, Delaware 19809 and PDI, whose principal business address is 259 Radnor-Chester Road, Suite 120, Radnor, Pennsylvania 19087, serve as the Fund's co-administrators. PFPC is an indirect wholly-owned subsidiary of PNC Bank Corp. A majority of the outstanding stock of PDI is owned by its officers and the remaining outstanding stock is owned by Pennsylvania Merchant Group Ltd.

     The Administrators generally assist the Fund in all aspects of its administration and operation, including matters relating to the maintenance of financial records and fund accounting. As compensation for their services, the Administrators are entitled to receive a combined fee, computed daily and payable monthly, at an annual rate of .20% of the first $500 million of each Portfolio's average daily net assets, .18% of the next $500 million of each Portfolio's average daily net assets, .16% of the next $1 billion of each Portfolio's average daily net assets and .15% of each Portfolio's average daily net assets in excess of $2 billion. The Fund paid the Administrators combined administration fees at annual rates of .19%, .11%, .05%, .07%, .01%, .18%, .20%
and .10% of the average daily net assets of the Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity, International Equity and Balanced Portfolios, respectively, for the year ended September 30, 1994, and the Administrators waived combined administration fees at annual rates of .01%, .09%, .15%, .13%, .19%, .02% and .10% of the average daily net assets of the Value Equity, Growth Equity, Small Cap Growth Equity, Core Equity, Index Equity, Small Cap Value Equity and Balanced Portfolios, respectively, for that year. The Fund paid the Administrators combined administration fees at the annual rate of .07% of the average daily net assets of the International Emerging Markets Portfolio for the period ended September 30, 1994, and the Administrators waived combined administration fees at the annual rate of .13% of the average daily net assets of such Portfolio for such period. From time to time the Administrators may waive all or any portion of the administration fees for the Portfolios.

TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND CUSTODIAN

     PNC Bank serves as the Fund's custodian and PFPC serves as the Fund's transfer agent and dividend disbursing agent.

                      ------------------------------------
                             SHAREHOLDER SERVICING

     The Fund intends to enter into service agreements with Institutions (including PNC Bank, PNC Bank Ohio and their affiliates) pursuant to which Institutions will render certain support services to Customers who are the beneficial owners of Service Shares. Such services will be provided to Customers who are the beneficial owners of Service Shares and are intended to supplement the services provided by the Fund's Administrators and transfer agent to the Fund's shareholders of record. In consideration for payment of up to .15% (on an annualized basis) of the average daily net asset value of Service Shares owned beneficially by their Customers, Institutions may provide one or more of the following services to such Customers: processing purchase and redemption requests from Customers and placing orders with the Fund's transfer agent or the Distributor; processing dividend payments from the Fund on behalf of Customers; providing sub-accounting with respect to Service Shares beneficially owned by Customers or the information necessary for sub-accounting; and other similar services. In consideration for payment of up to a separate .15% (on an annualized basis) of the average daily net asset value of Service Shares owned beneficially by their Customers, Institutions may provide one or more of these additional services to such Customers: responding to Customer inquiries relating to the services performed by the Institution and to Customer inquiries concerning their investments in Service Shares; providing information periodically to Customers showing their positions in Service Shares; and other similar shareholder liaison service. Customers who are beneficial owners of Service Shares should read this Prospectus in light of the terms and fees governing their accounts with Institutions. These fees are not paid to Institutions with respect to other classes of shares of the Portfolios ("Series A Investor Shares," "Series B Investor Shares" and "Institutional Shares"). See "Description of Shares."

                      ------------------------------------
                                    EXPENSES

     Expenses are deducted from the total income of each Portfolio before dividends and distributions are paid. These expenses include, but are not limited to, fees paid to PIMC and the Administrators, transfer agency fees, fees and expenses of officers and trustees who are not affiliated with PIMC or the Distributor or any of their affiliates, taxes, interest, legal fees, custodian fees, auditing fees, 12b-1 fees, servicing fees, certain fees and expenses in registering and qualifying the Portfolio and its Shares for distribution under Federal and state securities laws, expenses of preparing prospectuses and statements of additional information and of printing and distributing prospectuses and statements of additional information to existing shareholders, the expense of reports to shareholders, shareholders' meetings and proxy solicitations, fidelity bond and trustees and officers liability insurance premiums, the expense of using independent pricing services and other expenses which are not expressly assumed by PIMC or the Administrators under their respective agreements with the Fund. Any general expenses of the Fund that are not readily identifiable as belonging to a particular investment portfolio will be allocated among all investment portfolios by or under the direction of the Board of Trustees in a manner the Board determines to be fair and equitable. Any expenses relating only to a particular class of shares within a Portfolio (such as fees relating to the Fund's Service Plan for Service Shares) will be borne solely by such Shares.

     If the total expenses borne by any Portfolio in any fiscal year exceed the expense limitations imposed by applicable state securities regulations, PIMC, the sub-advisers and the Administrators will bear the amount of such excess to the extent required by such regulations in proportion to the fees otherwise payable to them for such year. Such amount, if any, will be estimated and accrued daily and paid on a monthly basis. See "Introduction--Example," "Management--Adviser and Sub-Advisers" and "Management--Administrators" for discussions of fee waivers.

                      ------------------------------------
                                  BANKING LAWS

     Banking laws and regulations currently prohibit a bank holding company registered under the Federal Bank Holding Company Act of 1956 or any bank or non-bank affiliate thereof from sponsoring, organizing, controlling or distributing the shares of a registered open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from underwriting securities, but such banking laws and regulations do not prohibit such a holding company or affiliate or banks generally from acting as investment adviser, administrator, transfer agent or custodian to such an investment company, or from purchasing shares of such a company as agent for and upon the order of customers. PNC Bank, PIMC, PFPC and Institutions that are banks or bank affiliates are subject to such banking laws and regulations. In addition, state securities laws on this issue may differ from the interpretations of Federal law expressed herein and banks and financial institutions may be required to register as dealers pursuant to state law.

     Should future legislative, judicial or administrative action prohibit or restrict the activities of such companies in connection with the provision of services on behalf of the Fund and the holders of Service Shares, the Fund might be required to alter materially or discontinue its arrangements with such companies and change its method of operations with respect to the Service Shares. It is not anticipated, however, that any change in the Fund's method of operations would affect its net asset value per share or result in a financial loss to any Customer.

                      ------------------------------------
                             PORTFOLIO TRANSACTIONS

     A Portfolio's adviser or sub-adviser will seek the best price and execution in placing brokerage transactions. In this regard, the adviser or sub-adviser may consider a number of factors in determining which brokers to use in purchasing or selling portfolio securities. These factors, which are more fully discussed in the Statement of Additional Information, include, but are not limited to, research services, sales of shares of the Fund, the reasonableness of commissions and quality of services and execution. Brokerage transactions for the Portfolios may be directed through registered broker/dealers ("Authorized Dealers") who have entered into dealer agreements with the Distributor, subject to the requirements of best execution.

PURCHASE AND REDEMPTION OF SHARES
--------------------------------------------------------------------------------

DISTRIBUTOR

     Shares of each Portfolio are offered on a continuous basis for the Fund by the distributor, Provident Distributors, Inc. (the "Distributor"). The Distributor is a registered broker/dealer with principal offices at 259 Radnor-Chester Road, Suite 120, Radnor, Pennsylvania 19087.

PURCHASE OF SHARES

     Shares are offered without a sales load on a continuous basis to Institutions acting on behalf of their Customers. Service Shares will normally be held of record by Institutions or in the names of nominees of Institutions. All Share purchases are effected through a Customer's account at an Institution through procedures established in connection with the requirements of the account. Confirmations of Share purchases and redemptions will be sent to the Institutions. Beneficial ownership of Shares will be recorded by the Institutions and reflected in the account statements provided by such Institutions to their Customers. Investors wishing to purchase Shares should contact their Institutions.

     Service Shares are sold at the net asset value for the Service Shares of the Portfolios next computed after an order is received by PFPC. Shares may be purchased by Institutions on any Business Day. A "Business Day" is any weekday that the New York Stock Exchange (the "NYSE") and the Federal Reserve Bank of Philadelphia (the "FRB") are open for business. Purchase orders may be transmitted by telephoning PFPC at (800) 441-7379. Orders received by PFPC after 4:00 p.m. (Eastern Time) are priced at the net asset value per share on the following Business Day. The Fund may in its discretion may reject any order for Shares.

     Payment for Service Shares may be made only in Federal funds or other funds immediately available to the Fund's custodian. The minimum initial investment by an Institution is $5,000; however, Institutions may set a higher minimum for their Customers. There is no minimum subsequent investment requirement.

     Conflict of interest restrictions may apply to an Institution's receipt of compensation paid by the Fund in connection with the investment of fiduciary funds in Shares. Institutions, including banks regulated by the Comptroller of the Currency and investment advisers and other money managers subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions, are urged to consult their legal advisers before investing fiduciary funds in Service Shares. See also "Management--Shareholder Servicing."

REDEMPTION OF SHARES

     A Customer may redeem all or part of his Service Shares in accordance with the instructions and limitations pertaining to his account at an Institution. These procedures will vary according to the type of account and the Institution involved, and Customers should consult their account managers in this regard. It is the responsibility of Institutions to transmit redemption orders to PFPC and credit their Customers' accounts with the redemption proceeds on a timely basis. In the case of shareholders holding share certificates, the certificates must accompany the redemption request.

     Institutions may transmit redemption orders to PFPC by telephone at (800) 441-7379. Shares are redeemed at the net asset value per share of the Service Shares of the Portfolio next determined after PFPC's receipt of the redemption order. THE FUND, THE ADMINISTRATORS AND THE DISTRIBUTOR WILL NOT BE LIABLE FOR ANY LOSS, LIABILITY, COST OR EXPENSE FOR ACTING UPON TELEPHONE INSTRUCTIONS THAT ARE REASONABLY BELIEVED TO BE GENUINE. IN ATTEMPTING TO CONFIRM THAT TELEPHONE INSTRUCTIONS ARE GENUINE, THE FUND WILL USE SUCH PROCEDURES AS ARE CONSIDERED REASONABLE, INCLUDING RECORDING THOSE INSTRUCTIONS AND REQUESTING INFORMATION AS TO ACCOUNT REGISTRATION (SUCH AS THE NAME IN WHICH AN ACCOUNT IS REGISTERED, THE ACCOUNT NUMBER, RECENT TRANSACTIONS IN THE ACCOUNT, AND THE ACCOUNT HOLDER'S SOCIAL SECURITY NUMBER, ADDRESS AND/OR BANK).

     Payment for redeemed Shares for which a redemption order is received by PFPC before 4:00 p.m. (Eastern Time) on a Business Day is normally made in Federal funds wired to the redeeming Institution on the next Business Day, provided that the Fund's custodian is also open for business. Payment for redemption orders received after 4:00 p.m. (Eastern Time) or on a day when the Fund's custodian is closed is normally wired in Federal funds on the next Business Day following redemption on which the Fund's custodian is open for business. The Fund reserves the right to wire redemption proceeds within seven days after receiving a redemption order if, in the judgment of the investment adviser, an earlier payment could adversely affect a Portfolio. No charge for wiring redemption payments is imposed by the Fund, although Institutions may charge Customer accounts for redemption services. Information relating to such redemption services and charges, if any, should be obtained by Customers from their Institution.

     During periods of substantial economic or market change, telephone redemptions may be difficult to complete. If an Institution is unable to contact PFPC by telephone, the Institution may also deliver the redemption request to PFPC by mail at 400 Bellevue Parkway, Wilmington, DE 19809.

     A shareholder of record may be required to redeem Shares in any Portfolio if the balance in such shareholder's account in that Portfolio drops below $5,000 as the result of a redemption request and the shareholder does not increase the balance to at least $5,000 upon thirty days' written notice. If a Customer has agreed with an Institution to maintain a minimum balance in his account with the Institution, and the balance in the account falls below that minimum, the Customer may be obligated to redeem all or part of his Shares in the Portfolios to the extent necessary to maintain the minimum balance required.

     The Fund may suspend the right of redemption or postpone the date of payment upon redemption (as well as suspend the recordation of the transfer of Shares) for such periods as are permitted under the 1940 Act. The Fund may also redeem Shares involuntarily or make payment for redemption in securities or other property if it appears appropriate to do so in light of the Fund's responsibilities under the 1940 Act. See "Purchase and Redemption Information" in the Statement of Additional Information for examples of when such redemption might be appropriate.

     It is the responsibility of the Institutions to provide their Customers with account statements with respect to Share transactions made for accounts maintained at the Institutions.

NET ASSET VALUE
--------------------------------------------------------------------------------

     The net asset value for each Service Share for each Portfolio is calculated as of the close of regular trading hours on the NYSE (currently 4:00 p.m. Eastern Time) on each Business Day by adding the value of all its securities, cash and other assets allocable to its Shares, subtracting the liabilities allocable to its Shares and dividing by the total number of Shares outstanding. The net asset value per Share of each Portfolio is determined independently of the Portfolio's other classes and independently of the Fund's other portfolios.

     Valuation of securities held by each Portfolio is as follows: securities traded on a national securities exchange or on the NASDAQ National Market System are valued at the last reported sale price that day; securities traded on a national securities exchange or on the NASDAQ National Market System for which there were no sales on that day and securities traded on other over-the-counter markets for which market quotations are readily available are valued at the mean of the bid and asked prices; an option or futures contract is valued at the last sales price prior to 4:00 p.m. (Eastern Time), as quoted on the principal exchange or board of trade on which such option or contract is traded, or in the absence of a sale, the mean between the last bid and asked prices prior to 4:00 p.m. (Eastern Time); and securities for which market quotations are not readily available are valued at fair market value as determined in good faith by or under the direction of the Fund's Board of Trustees. The amortized cost method of valuation will also be used with respect to debt obligations with sixty days or less remaining to maturity unless the investment adviser and/or sub-adviser under the supervision of the Board of Trustees determines such method does not represent fair value.

     Valuation of securities of foreign issuers and those held by the International Equity and International Emerging Markets Portfolios is as follows: to the extent sale prices are available, securities which are traded on a recognized stock exchange, whether U.S. or foreign, are valued at the latest sale price on that exchange prior to the time when assets are valued or prior to the close of regular trading hours on the NYSE. In the event that there are no sales, the mean between the last available bid and asked prices will be used. If a security is traded on more than one exchange, the latest sale price on the exchange where the stock is primarily traded is used. An option or futures contract is valued at the last sales price prior to 4:00 p.m. (Eastern Time), as quoted on the principal exchange or board of trade on which such option or contract is traded, or in the absence of a sale, the mean between the last bid and asked prices prior to 4:00 p.m. (Eastern Time). In the event that application of these methods of valuation results in a price for a security which is deemed not to be representative of the market value of such security, the security will be valued by, under the direction of or in accordance with a method specified by the Board of Trustees as reflecting fair value. The amortized cost method of valuation will be used with respect to debt obligations with sixty days or less remaining to maturity unless the investment adviser and/or sub-adviser under the supervision of the Board of Trustees determines such method does not represent fair value. All other assets and securities held by the Portfolios (including restricted securities) are valued at fair value as determined in good faith by the Board of Trustees or by someone under its direction. Any assets which are denominated in a foreign currency are translated into U.S. dollars at the prevailing market rates.

     A Portfolio may use a pricing service, bank or broker/dealer experienced in such matters to value the Portfolio's securities. A more detailed discussion of net asset value and security valuation is contained in the Statement of Additional Information.

DIVIDENDS AND DISTRIBUTIONS
--------------------------------------------------------------------------------

     Each Portfolio will distribute substantially all of its net investment income and net realized capital gains, if any, to shareholders. For dividend purposes, a Portfolio's investment income available for distribution to holders of Investor Shares is reduced by accrued expenses directly attributable to that Portfolio and the general expenses of the Fund prorated to that Portfolio on the basis of its relative net assets. A Portfolio's net investment income available for distribution to the holders of Service Shares will be reduced by the amount of other expenses allocated to that Portfolio's Service Shares, including fees payable under the Fund's Service Plan. All distributions are reinvested at net asset value in the form of additional full and fractional Shares of the relevant Portfolio unless a shareholder elects otherwise. Such election, or any revocation thereof, must be made in writing to PFPC, and will become effective with respect to dividends paid after its receipt by PFPC. The net investment income of each Portfolio is declared quarterly as a dividend to investors who are Shareholders of such Portfolio at the close of business on the day of declaration. All such dividends are paid within ten days after the end of each quarter. Net realized capital gains (including net short-term capital gains), if any, will be distributed by each Portfolio at least annually.

TAXES
--------------------------------------------------------------------------------

     The following discussion is only a brief summary of some of the important tax considerations generally affecting the Portfolios and their shareholders and is not intended as a substitute for careful tax planning. Accordingly, investors in the Portfolios should consult their tax advisers with specific reference to their own tax situation.

     Each Portfolio will elect to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. So long as a Portfolio qualifies for this tax treatment, it generally will be relieved of Federal income tax on amounts distributed to shareholders, but shareholders, unless otherwise exempt, will pay income or capital gains taxes on amounts so distributed (except distributions that are treated as a return of capital), regardless of whether such distributions are paid in cash or reinvested in additional Shares.

     Distributions paid out of the "net capital gain" (the excess of net long-term capital gain over net short-term capital loss), if any, of any Portfolio will be taxed to shareholders as long-term capital gain, regardless of the length of time a shareholder has held his Shares and whether such gain was reflected in the price paid for the Shares. All other distributions, to the extent they are taxable, are taxed to shareholders as ordinary income.

     The Fund anticipates that dividends paid by the Growth Equity and Balanced Portfolios will be eligible for the dividends received deduction allowed to certain corporations to the extent of the total qualifying dividends received by each Portfolio from domestic corporations for the taxable year. However, corporate shareholders will have to take into account the entire amount of any dividend received in determining their business untaxed reported profits adjustment for Federal alternative minimum and environmental tax purposes. The dividends received deduction is not available for capital gain dividends.

     The Fund will send written notices to shareholders annually regarding the tax status of distributions made by each Portfolio. Dividends declared in October, November or December of any year payable to shareholders of record on a specified date in those months will be deemed to have been received by the shareholders on December 31 of such year, if the dividends are paid during January of the following year.

     An investor considering buying shares of a Portfolio on or just before the record date of a dividend should be aware that the amount of the forthcoming dividend payment, although in effect a return of capital, will be taxable to him.

     A taxable gain or loss may be realized by a shareholder upon his redemption, transfer or exchange of Portfolio Shares depending upon the tax basis of such Shares and their price at the time of redemption, transfer or exchange.

     It is expected that dividends and certain interest income earned by the International Equity and International Emerging Markets Portfolios from foreign securities will be subject to foreign withholding taxes or other taxes. So long as more than 50% of the value of the respective Portfolios' total assets at the close of the taxable year in question consists of stock or securities of foreign corporations, a Portfolio may elect, for U.S. Federal income tax purposes, to treat certain foreign taxes paid by it, including generally any withholding taxes and other foreign income taxes, as paid by its shareholders. The Portfolios intend to make this election. As a result, the amount of such foreign taxes paid by each of these Portfolios will be included in its shareholders' income pro rata (in addition to taxable distributions actually received by them), and each shareholder generally will be entitled either (a) to credit his proportionate amounts of such taxes against his U.S. Federal income tax liabilities, or (b) if he itemizes his deductions, to deduct such proportionate amounts from his U.S. income.

     Future legislative or administrative changes or court decisions may materially affect the tax consequences of investing in one or more Portfolios of the Fund. Shareholders are also urged to consult their tax advisers concerning the application of state and local income taxes to investments in the Fund which may differ from the Federal income tax consequences described above. Shareholders who are nonresident alien individuals, foreign trusts or estates, foreign corporations or foreign partnerships may be subject to different U.S. Federal income tax treatment and should consult their tax advisers.

DESCRIPTION OF SHARES
--------------------------------------------------------------------------------

     The Fund was organized as a Massachusetts business trust on December 22, 1988 and is registered under the 1940 Act as an open-end management investment company. The Declaration of Trust authorizes the Board of Trustees to classify and reclassify any unissued shares into one or more classes of shares. Pursuant to such authority, the Board of Trustees has authorized the issuance of an unlimited number of shares in each of 94 classes (19 classes of "Series B Investor Shares" and 25 classes each of "Service Shares," "Series A Investor Shares" and "Institutional Shares") representing interests in the Fund's investment portfolios. This Prospectus describes nine Portfolios of the Fund which are classified as diversified companies under the 1940 Act. The Value Equity, Growth Equity, Index Equity, Small Cap Value Equity, International Equity and Balanced Portfolios were each established with only one class of shares. In each case, the original class of shares was available to all investors until the subsequent establishment of multiple classes in the Portfolio. In addition, the Board of Trustees has also authorized the issuance of additional classes of shares representing interests in other investment portfolios of the Fund. For information regarding these other portfolios, contact the Distributor by phone at (800) 998-7633 or at the address listed in "Purchase and Redemption of Shares--Distributor."

     Each share of an investment portfolio has a par value of $.001, represents an equal proportionate interest in the particular portfolio and is entitled to such dividends and distributions earned on such portfolio's assets as are declared in the discretion of the Board of Trustees. The Fund's shareholders are entitled to one vote for each full share held and proportionate fractional votes for fractional shares held, and will vote in the aggregate and not by class, except where otherwise required by law or when the Board of Trustees determines that the matter to be voted upon affects only the interests of the shareholders of a particular class or investment portfolio. Under Massachusetts law, the Fund's state of organization, and the Fund's Declaration of Trust and Code of Regulations, the Fund is not required and does not currently intend to hold annual meetings of shareholders for the election of trustees (except as required under the 1940

Act). For a further discussion of the voting rights of shareholders, see "Additional Information Concerning Shares" in the Statement of Additional Information.

     Holders of Service Shares bear the fees described under "Management--Shareholder Servicing" that are paid to Institutions under the Fund's Service Plan. Similarly, holders of a Portfolio's Series A Investor Shares and Series B Investor Shares (collectively, "Investor Shares") will bear the payments described in the prospectus for such shares that are paid under the Fund's Distribution and Service Plan and Series B Distribution Plan, respectively (collectively, the "Distribution Plans"). Under the Distribution Plans, the Distributor is entitled to payments by each Portfolio for: (i) direct out-of-pocket promotional expenses incurred in connection with advertising and marketing Investor Shares; and (ii) payments to broker/dealers that are not affiliated with the Distributor ("Service Organizations") for distribution assistance such as advertising and marketing of Investor Shares. In addition, payments under the Series B Distribution Plan will be used to pay for or finance sales commissions and other fees payable to Service Organizations and other broker/dealers who sell Series B Investor Shares. Service Organizations may also provide support services such as establishing and maintaining accounts and records relating to shareholders of Investor Shares for whom the Service Organizations are the dealer of record or holder of record for shareholders with whom the Service Organizations have a servicing relationship. The Distribution and Service Plan provides for payments to the Distributor at an annual rate not to exceed .55% of the average daily net asset value of each Portfolio's outstanding Series A Investor Shares. The Series B Distribution Plan provides for payments to the Distributor at an annual rate not to exceed .75% of the average daily net asset value of each Portfolio's outstanding Series B Investor Shares. In addition, holders of Series B Investor Shares bear the expense of fees described in the prospectus for such shares that are paid under the Fund's Series B Service Plan. Payments under the Series B Service Plan will cover expenses relating to the support services provided to the beneficial owners of Series B Investor Shares by certain Service Organizations and sometimes by the Distributor. Such services are intended to supplement the services provided by the Fund's Administrators and transfer agent. In consideration for payments aggregating up to .25% (on an annualized basis) of the average daily net asset value of Series B Investor Shares owned beneficially by their customers, Service Organizations and the Distributor may provide one or more of the following services to such customers: establishing and maintaining accounts and records relating to customers that invest in Series B Shares; processing dividend and distribution payments from the Fund on behalf of customers; arranging for bank wires; providing sub-accounting with respect to Series B Shares beneficially owned by customers or the information necessary for sub-accounting; forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; assisting in processing purchase, exchange and redemption requests from customers and in placing such orders with the Fund's service contractors; assisting customers in changing dividend options, account designations and addresses; providing customers with a service that invests the assets of their accounts in Series B Shares pursuant to specific or pre-authorized instructions; providing information periodically to customers showing their positions in Series B Shares and integrating such statements with those of other transactions and balances in customers' other accounts with the Service Organization; responding to customer inquiries relating to the services performed by the Service Organization or the Distributor; responding to customer inquiries concerning their investments in Series B Shares; and providing other similar shareholder liaison services. Institutional Shares bear no shareholder servicing or distribution fees. As a result of these different fees, the net asset value and the total returns on the Fund's Institutional Shares will generally be higher than those on the Fund's Service Shares, the net asset value and the total returns on the Fund's Service Shares will generally be higher than those on the Fund's Series A Investor Shares, and the net asset value and the total returns on the Fund's Series A Investor Shares will generally be higher than those on the Fund's Series B Investor Shares if payments by the Portfolios under the Service Plan, the Distribution and Service Plan, the Series B Distribution Plan and the Series B Service Plan are made at the maximum rates. Standardized total return and yield quotations will be computed separately for each class of Shares. Series A and Series B Investor Shares are exchangeable at the option of the holder for Series A and Series B Investor Shares, respectively, in the Fund's other investment portfolios. Series B Investor Shares are exchangeable for Series B Investor Shares in the Fund's Money Market Portfolio, but are not exchangeable for shares in the Fund's other money market investment portfolios. Series A Investor Shares of the Portfolios are offered to the public at the net asset value per share plus a maximum sales charge of 4.50% of the offering price on single purchases of less than $50,000; the sales charge is reduced on a graduated scale on single purchases of $50,000 or more and certain exemptions from the sales charge may apply. The sales charge does not apply to exchanges of Series A Investor Shares among the Portfolios. Series B Investor Shares are subject to a maximum contingent deferred sales charge of 5.0%. The deferred sales charge decreases over time. Series B Investor Shares may be exchanged for Series B Investor Shares of another investment portfolio of the Fund without the payment of any deferred sales charge at the time the exchange is made. Because Service Shares and Institutional Shares are sold without a sales charge, holders of Service Shares and Institutional Shares have no such exchange privileges.

     On January 4, 1995, PNC Bank held of record approximately 80% of the Fund's outstanding shares, and may be deemed a controlling person of the Fund under the 1940 Act. PNC Bank is a subsidiary of PNC Bank Corp., a multi-bank holding company.

OTHER INFORMATION
--------------------------------------------------------------------------------

REPORTS AND INQUIRIES

     Shareholders will receive unaudited semi-annual financial statements and annual financial statements audited by independent accountants. Shareholder inquiries should be addressed to the Fund c/o PFPC, P.O. Box 8950, Wilmington, Delaware 19885-9628, toll-free (800) 441-7762 (in Delaware call collect (302) 791-1111).

PERFORMANCE INFORMATION

     From time to time, total return and yield data for Shares of the Balanced Portfolio and total return data for Shares of the other Portfolios may be quoted in advertisements or in communications to shareholders. Total return will be calculated on an average annual total return basis for various periods. Average annual total return reflects the average annual percentage change in value of an investment in Shares of a Portfolio over the measuring period. This method of calculating total return assumes that dividends and capital gain distributions made by the Portfolio during the period relating to Shares are reinvested in Shares.

     The yield of Shares of the Balanced Portfolio is computed based on the net income of the Portfolio allocated to such Shares during a 30-day (or one month) period, which period will be identified in connection with the particular yield quotation. More specifically, the yield of Shares of the Balanced Portfolio is computed by dividing the Portfolio's net income per share allocated to such Shares during a 30-day (or one month) period by the net asset value per share on the last day of the period and annualizing the result on a semi-annual basis.

     Performance data of Shares of a Portfolio may be compared to those of other mutual funds with similar investment objectives and to other relevant indexes or to ratings or rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. In addition, certain indexes may be used to illustrate historic performance of select asset classes. For example, the total return and/or yield of Shares of a Portfolio may be compared to data prepared by Lipper Analytical Services, Inc., CDA Investment Technologies, Inc. and Weisenberger Investment Company Service, and with the performance of the S&P 500 Index, EAFE, the Dow Jones Industrial Average, the Dimensional Fund Advisor's Small Cap Index, the Shearson Lehman GMNA Index, the Shearson Lehman Index of Baa-rated Corporate Bonds, the T-Bill Index, the "stocks, bonds and inflation Index" published annually by Ibbotson Associates, the Lipper International Fund Index, the Shearson Lehman Hutton Government Corporate Bond Index and the Financial Times World Stock Index. Performance information may also include evaluations of the Portfolios and their Shares published by nationally recognized ranking services and information as reported by financial publications such as Business Week, Fortune, Institutional Investor, Money Magazine, Forbes, Barron's, The Wall Street Journal and The New York Times, or in publications of a local or regional nature.

     In addition to providing performance information that demonstrates the actual yield or returns of Shares of a particular Portfolio over a particular period of time, a Portfolio may provide certain other information demonstrating hypothetical investment returns. Such information may include, but is not limited to, illustrating the compounding effects of a dividend in a dividend reinvestment plan or the impact of tax-deferred investing.

     Performance quotations of Shares of a Portfolio represent past performance and should not be considered as representative of future results. The investment return and principal value of an investment in Shares of a Portfolio will fluctuate so that an investor's Shares, when redeemed, may be worth more or less than their original cost. Since performance will fluctuate, performance data for Shares of a Portfolio cannot necessarily be used to compare an investment in such Shares with bank deposits, savings accounts and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Shareholders should remember that performance is generally a function of the kind and quality of the instruments held in a portfolio, portfolio maturity, operating expenses and market conditions. Any fees charged by Institutions directly to their customer accounts in connection with investments in Shares will not be included in the Portfolio's calculations of yield and total return.

                                *      *      *

-----------------------------------------------------
-----------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, OR IN THE STATEMENT OF ADDITIONAL INFORMATION INCORPORATED HEREIN BY REFERENCE, IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND OR ITS DISTRIBUTOR. THE INDEX EQUITY PORTFOLIO IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR'S CORPORATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING BY THE FUND OR BY THE DISTRIBUTOR IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

                            ------------------------
                               TABLE OF CONTENTS

                                                  Page
                                                  ----
Introduction.....................................   2
Financial Highlights.............................   4
Investment Policies..............................  14
Investment Limitations...........................  24
Management.......................................  25
Purchase and Redemption of Shares................  30
Net Asset Value..................................  32
Dividends and Distributions......................  33
Taxes............................................  33
Description of Shares............................  34
Other Information................................  36

INVESTMENT ADVISER
PNC Institutional Management Corporation
Wilmington, Delaware

SUB-ADVISER TO VALUE EQUITY, SMALL CAP VALUE EQUITY,
INTERNATIONAL EQUITY AND INTERNATIONAL EMERGING
MARKETS PORTFOLIOS
Provident Capital Management, Inc.
Philadelphia, Pennsylvania

SUB-ADVISER TO BALANCED, GROWTH EQUITY, INDEX EQUITY,
SMALL CAP GROWTH EQUITY AND CORE EQUITY
PORTFOLIOS AND CUSTODIAN
PNC Bank, National Association
Philadelphia, Pennsylvania

CO-ADMINISTRATOR AND TRANSFER AGENT
PFPC Inc.
Wilmington, Delaware

CO-ADMINISTRATOR
Provident Distributors, Inc.
Radnor, Pennsylvania

DISTRIBUTOR
Provident Distributors, Inc.
Radnor, Pennsylvania

COUNSEL
Drinker Biddle & Reath
Philadelphia, Pennsylvania

INDEPENDENT ACCOUNTANTS
Coopers & Lybrand, L.L.P.
Philadelphia, Pennsylvania

PNCS-P-003M
-----------------------------------------------------
-----------------------------------------------------

-----------------------------------------------------
-----------------------------------------------------
                                   THE EQUITY
                                   PORTFOLIOS
                                 SERVICE CLASS
PROSPECTUS
VALUE EQUITY PORTFOLIO
-----------------------------------------------------

GROWTH
EQUITY PORTFOLIO
-----------------------------------------------------

SMALL CAP GROWTH
EQUITY PORTFOLIO
-----------------------------------------------------

CORE
EQUITY PORTFOLIO
-----------------------------------------------------

INDEX
EQUITY PORTFOLIO
-----------------------------------------------------

SMALL CAP VALUE
EQUITY PORTFOLIO
-----------------------------------------------------

INTERNATIONAL
EQUITY PORTFOLIO
-----------------------------------------------------

INTERNATIONAL EMERGING
MARKETS PORTFOLIO
-----------------------------------------------------

BALANCED PORTFOLIO
-----------------------------------------------------

JANUARY 30, 1995
-----------------------------------------------------
-----------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                THE PNC(R) FUND
                             THE EQUITY PORTFOLIOS
 SUPPLEMENT TO SERVICE AND INSTITUTIONAL CLASS PROSPECTUS DATED JANUARY 30, 1995


The section entitled "Introduction -- Portfolio Management" has been amended to read as follows:

              PNC Institutional Management Corporation ("PIMC") serves as the Fund's investment adviser. Provident Capital Management, Inc. ("PCM") serves as sub-adviser to the Value Equity, Small Cap Value Equity, International Equity and International Emerging Markets Portfolios; PNC Equity Advisors Company ("PEAC") serves as sub-adviser to the Core Equity, Growth Equity, Small Cap Growth Equity and Index Equity Portfolios; and PNC Bank, National Association ("PNC Bank") serves as sub-adviser to the Balanced Portfolio. The investment adviser and sub-advisers are indirect wholly-owned subsidiaries of PNC Bank Corp.

The section entitled "Management -- Adviser and Sub-Advisers" has been amended to read as follows:

The second sentence of the first paragraph has been amended to read as follows:

       The principal business address of : PIMC is 400 Bellevue Parkway, Wilmington, Delaware 19809; PEAC is 1835 Market Street, 15th Floor, Philadelphia, PA 19103; PNC Bank is Broad and Chestnut Streets, Philadelphia, Pennsylvania 19107; and PCM is 1700 Market Street, 27th Floor, Philadelphia, Pennsylvania 19103.

The fourth paragraph has been amended to read as follows:

       The Growth Equity Portfolio's manager , William J. Wykle, is the person primarily responsible for the day-to-day management of the Portfolio's investments. Mr. Wykle has been with PEAC since March 1995 and has managed the Portfolio since March 1995. Mr. Wykle was with PNC Bank from 1986 to March 1995.

The second sentence of the fifth paragraph has been amended to read as follows:

       Mr. Wykle has been with PEAC since March 1995. Mr. Wykle was with PNC Bank from 1986 to March 1995. Mr. Wykle managed the Portfolio for PNC Bank form its inception until March 1995.

The second sentence of the sixth paragraph has been amended to read as follows:

              Mr. Bye has been with PEAC since March 1995.  Mr. Bye was with
       PNC Bank from 1980 to March 1995.   Mr. Bye managed the Portfolio for
       PNC Bank from its inception until March 1995.

The second sentence of the seventh paragraph has been amended to read as follows:

              Mr. Morris has been with PEAC since March 1995. Mr. Morris was with PNC Bank form 1984 to March 1995. Mr. Morris managed the Portfolio for PNC Bank from 1992 to March 1995.



The date of this Supplement is April 12, 1995.



PNCS-P-003S
PNCI-P-003S

                                THE PNC(R) FUND

                             THE EQUITY PORTFOLIOS

 SUPPLEMENT TO THE SERVICE, INSTITUTIONAL AND INVESTOR CLASS PROSPECTUSES DATED
                                JANUARY 30, 1995

The section entitled "Management -- Advisers and Sub-Advisers" has been amended as follows:

The fourth paragraph has been amended to read as follows:

        The Growth Equity Portfolio's manager, Robert K. Urquhart, is the person primarily responsible for the day-to-day management of the Portfolio's investments. Mr. Urquhart, the Managing Director of PEAC's Large Cap Growth Equity Investments area, has been with PEAC since 1995 and has been the manager of the Portfolio since 1995. Before joining PEAC, Mr. Urquhart was the Chief Investment Officer and a partner of Cole Financial Group, Inc.; a partner of Seacliff Holdings, Inc.; and a partner of RCM Capital Management.

The eighth paragraph has been amended to read as follows:

        The Value Equity's co-managers, Earl J. Gaskins and Benedict E. Capaldi, share primary responsibility for the day-to-day management of the Portfolio's investments. Mr. Gaskins, a Vice President of PCM, has been with PCM since 1985 and has managed the Portfolio since 1994. Mr. Capaldi, a Vice President of PCM, has been with PCM since 1995 and has been the co-manager of the Portfolio since 1995. Before joining PCM, Mr. Capaldi was a Senior Vice President and Portfolio Manager with Radnor Capital Management, the President of Chestnut Hill Advisors, Inc., and a Managing Director of Brandywine Asset Management, Inc.

The ninth paragraph has been amended to read as follows:

        The International Equity and International Emerging Markets Portfolios' manager, William George Greig, is the person primarily responsible for the day-to-day management of the Portfolios' investments. Mr. Greig, a Vice President of PCM, has been with PCM since 1995 and has been the manager of the Portfolio since 1995. Before joining PCM, Mr. Greig was a Managing Partner of Akamai International; an Investment Director with the Framlington Group; and a Research Director with Pilgrim Baxter & Associates.

The date of this Supplement is July 31, 1995.

PNC-P-003S